Exhibit 10.1

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                                CREDIT AGREEMENT

                            Dated as of May 24, 1999

                                      among

                    METROPOLITAN OPERATING PARTNERSHIP, L.P.

                       THE INSTITUTIONS FROM TIME TO TIME
                            PARTY HERETO AS LENDERS,

                              WARBURG DILLON READ,
                          AS ARRANGER AND BOOK MANAGER,

                                       and

                            UBS AG, STAMFORD BRANCH,
                            AS ADMINISTRATIVE AGENT,

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                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT dated as of May 24, 1999 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among METROPOLITAN OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("Borrower"), the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, WARBURG DILLON READ, as Arranger and Book Manager, UBS AG, STAMFORD BRANCH, as Administrative Agent, and 810 SEVENTH AVENUE, L.P., a New York limited partnership ("Mortgagor").

          The parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          1.1. Certain Defined Terms. The following terms used in this Agreement
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shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          "Administrative Agent" means UBS.
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          "Affiliate", as applied to any Person, means any other Person that
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directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the equity Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

          "Agents" means, collectively, UBS in its capacity as Administrative
           ------
Agent, the Arranger, and each successor agent appointed pursuant to the terms of Article XII of this Agreement.

          "Agreement" has the meaning set forth in the preamble hereto.
           ---------

          "Applicable Lending Office" means, with respect to a particular
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Lender, (i) its Eurodollar Lending Office in respect of provisions relating to
Eurodollar Rate Loans, and (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans.

          "Applicable Margin" means, with respect to the Eurodollar Loans
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secured by the Existing 810 Seventh Avenue Loan, 2.00%, with respect to each other Eurodollar Loan, 2.25%, and with respect to each Base Rate Loan, 1%.

          "Arranger" means WDR, appointed pursuant to the terms of Article XII
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of this Agreement.

          "Assignment and Acceptance" means an Assignment and Acceptance in
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substantially the form of EXHIBIT A attached hereto and made a part hereof
(with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 14.1.

          "Authorized Financial Officer" means a chief executive officer,
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president, chief financial officer, treasurer or other qualified senior officer acceptable to the Administrative Agent.

          "Base Eurodollar Rate" means, with respect to any Eurodollar Interest
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Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the principal office of the Reference Bank in London, England to major banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan.

          "Base Rate" means, for any period, a fluctuating interest rate per
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annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (i) the rate of interest announced publicly by UBS in New York, New York from time to time, as UBS's prime rate; and

          (ii) the sum of (A) one-half of one percent (0.50%) per annum plus (B) the Federal Funds Rate in effect from time to time during such period.

          "Base Rate Loan" means (i) a Loan which bears interest at a rate
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determined by reference to the Base Rate and the Applicable Margin as provided in Section 5.1(a) or (ii) an overdue amount which was a Base Rate Loan immediately before it became due.

          "Benefit Plan" means any Plan that is subject to Title IV of ERISA.
           ------------

          "Book Manager" means WDR, appointed pursuant to the terms of Article
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XII of this Agreement.

          "Borrower" has the meaning set forth in the introductory paragraph
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hereof.

          "Borrower Partnership Agreement" means the Agreement of Limited
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Partnership of the Borrower dated July 2, 1998, as amended by the First
Amendment dated December 8, 1998, as such agreement may be further amended, restated, modified or supplemented from time to time with the consent of the Agents or as permitted under Section 10.9.

          "Borrowing" means a borrowing consisting of Loans of the same type
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made, continued or converted on the same day.

          "Business Day" means a day, in the applicable local time, which is not
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a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurodollar Rate Loans, in London, England.

          "Capital Expenditures" means, for any period, the aggregate of all
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expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's, the Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, Capital Expenditures shall include the sum of all expenditures by the Consolidated Businesses allocable to the Consolidated Businesses for tenant improvements, leasing commissions, property level capital expenditures (e.g., roof replacement, parking lot repairs, etc., but not capital expenditures in connection with expansions).

          "Capital Lease" means any lease of any property (whether real,
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personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means, with respect to any Person, any capital stock
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of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "Capitalization Rate" means, with respect to each Project, the
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capitalization rate for such Project as set forth on SCHEDULE A hereto.

          "Capitalization Value" means the sum of (i) the quotient of (x) NOI
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from each Project multiplied by four (4), and (y) the applicable Capitalization
Rate; (ii) unrestricted Cash and Cash Equivalents; (iii) land and Projects under development (at book value), which credit will be limited to ten percent (10%) of Capitalization Value;

          "Cash and Cash Equivalents" means unrestricted (i) cash, (ii)
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marketable direct obligations issued or unconditionally guaranteed by the United
States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
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and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "Claim" means any claim or demand, by any Person, of whatsoever kind
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or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "Closing Date" means May 24, 1999.
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          "Commission" means the Securities and Exchange Commission and any
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Person succeeding to the functions thereof.

          "Commitment" means with respect to any Lender, the obligation of such
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Lender to make Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Commitments" means the aggregate principal amount of the Commitments of all the Lenders, the maximum amount of which shall be $130,000,000 as reduced from time to time pursuant to
Section 4.1.

          "Company" means Metropolitan Partners LLC, a Delaware limited
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liability company.

          "Compliance Certificate" has the meaning set forth in Section 8.2(b).
           ----------------------

          "Consolidated" means consolidated, in accordance with GAAP.
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          "Consolidated Businesses" means the Company, the Borrower and their
           -----------------------
wholly-owned Subsidiaries.

          "Contaminant" means any waste, pollutant, hazardous substance, toxic
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substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos containing materials (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such sub stance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

          "Contingent Obligation" as to any Person means, without duplication,
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(i) any contingent obligation of such Person required to be shown on such
Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Per son's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. Notwithstanding the foregoing, any litigation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP shall not be included as a "Contingent Obligation" unless the same shall have been reserved for in accordance with GAAP. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made there under (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations or (Y) such other Person holds a credit rating from either Moody's or S&P of BBB- (or its equivalent) or better, and
(ii) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

          "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "Credit Obligations" means, at any particular time, the outstanding
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principal amount of the Loans at such time.

          "Cure Loans" has the meaning set forth in Section 4.2(b)(v)(C).
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          "Customary Permitted Liens" means
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          (i) Liens (other than Environmental Liens and Liens in favor of the
     PBGC) with respect to the payment of taxes, assessments or governmental charges or levies in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with
     Section 9.4 and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) statutory and common law Liens of land lords against any Property of the Borrower or any of its Subsidiaries;

          (iii) Liens against any Property of the Borrower or any of its Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrower or any of its Subsidiaries imposed by law created in the ordinary course of business for amounts which could not reasonably be expected to result in a Material Adverse Effect;

          (iv) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals which do not secure at any time an aggregate amount of recourse Indebtedness exceeding $2,000,000; and

          (v) Liens against any Property of the Borrower or any Subsidiary of the Borrower arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

          (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

          (viii) customary restrictions imposed by licensors of software or trademarks on users thereof;

          (ix) interests of licensees and sublicensees in any trademarks or other intellectual property license or sublicense by the Borrower or any of its Subsidiaries; and

          (x) Environmental Liens less than $5,000,000, which are being contested in good faith by appropriate proceedings.

          "Debt Yield" has the meaning set forth in Section 10.11(d).
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          "Designated Lender" has the meaning set forth in Section 13.4.
           -----------------

          "DOL" means the United States Department of Labor and any Person
           ---
succeeding to the functions thereof.

          "Dollars" and "$" mean the lawful money of the United States.
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          "Domestic Lending Office" means, with respect to any Lender, such
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Lender's office, located in the United States, specified as the "Domestic
Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

          "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii)
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a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000 or is otherwise reasonably acceptable to the Administrative Agent.

          "Environmental, Health or Safety Requirements of Law" means all
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Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

          "Environmental Lien" means a Lien in favor of any Governmental
           ------------------
Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Environmental Property Transfer Act" means any applicable Requirement
           -----------------------------------
of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act".

          "Equipment" means equipment used in connection with the maintenance of
           ---------
Projects and Properties.

          "ERISA" means the Employee Retirement Income Security Act of 1974, 29
           -----
U.S.C. Section 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "ERISA Affiliate" means (i) any corporation which is a member of the
           ---------------
same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) a partner ship or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

          "ERISA Termination Event" means (i) a Report able Event with respect
           -----------------------
to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

          "Eurodollar Affiliate" means, with respect to each Lender, the
           --------------------
Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

          "Eurodollar Interest Period" has the meaning set forth in Section
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5.2(b).

          "Eurodollar Interest Rate Determination Date" has the meaning set
           -------------------------------------------
forth in Section 5.2(c).

          "Eurodollar Lending Office" means, with respect to any Lender, such
           -------------------------
Lender's office (if any) specified as the "Eurodollar Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, with respect to any Eurodollar Interest
           ---------------
Period applicable to a Eurodollar Rate Loan, an interest rate per annum obtained by dividing (i) the Base Eurodollar Rate applicable to that Eurodollar Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage in effect on the relevant Eurodollar Interest Rate Determination Date.

          "Eurodollar Rate Loan" means (i) a Loan which bears interest at a rate
           --------------------
determined by reference to the Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans, as provided in Section 5.1(a) or (ii) an overdue amount which was a Eurodollar Loan immediately before it became due.

          "Eurodollar Reserve Percentage" means, for any day, that percentage
           -----------------------------
which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "Event of Default" means any of the occurrences set forth in Section
           ----------------
11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.1.

          "Existing Credit Agreement" means the Amended and Restated Credit
           -------------------------
Agreement, dated as of January 12, 1999, among Reckson, Reckson Morris Operating Partner ship, L.P., the institutions from time to time party thereto as lender, ING (U.S.) Capital LLC, as documentation agent, and The Chase Manhattan Bank, as arranger, book manager and administrative agent, as the same may be amended, modified or restated.

          "Existing 810 Seventh Avenue Loan" the mortgage securing a portion of
           --------------------------------
the Loans, not to exceed $60,000,000 in the aggregate, from 810 Seventh Avenue, L.P. to the Administrative Agent, on behalf of the Lenders, effective as of the date of the consummation of the Mergers.

          "Existing Permitted Liens" means each of the Liens other than
           ------------------------
Customary Permitted Liens set forth on SCHEDULE 1.1.1 hereto.

          "Fair Market Value" means, for any Project hereafter acquired, the
           -----------------
lesser of (x) purchase price of such Project and (y) the quotient of (i) the NOI from such Project and (ii) the Weighted Average Capitalization Rate.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on transactions by the Reference Bank, as determined by the Administrative Agent.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any Governmental Authority succeeding to its functions.

          "Financial Statements" means (i) quarterly and annual consolidated
           --------------------
statements of income and retained earnings, statements of cash flow, and balance sheets, prepared in accordance with GAAP, consistently applied, and (ii) such other financial statements of the Borrower, the Company and the other Consolidated Businesses that the Company shall routinely and regularly prepare and that the Arranger or the Requisite Lenders may from time to time reasonably request.

          "Fiscal Year" means the fiscal year of the Company and the Borrower
           -----------
for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

          "Fixed Charges" means, with respect to any fiscal period, the sum of
           -------------
(a) Total Interest Expense and (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such fiscal period for the Consolidated Businesses (but excluding balloon payments of principal due upon the stated maturity of an Indebtedness),
(c) the aggregate of all scheduled ground lease rental payments required to be made during such fiscal period for the Consolidated Business, if any, and (d) the aggregate of all dividends payable (whether paid or accrued) on all preferred stock and other preferred securities or preferential arrangements of the Consolidated Businesses, including preferred stock owned by Reckson Associates Realty Corp. and Crescent Real Estate Equities Limited Partnership.

          "Funding Date" means the date on or after the Closing Date, on which
           ------------
all of the conditions described in Section 6.1 have been satisfied (or waived) in a manner satisfactory to the Administrative Agent and the Lenders and on which the Loans under this Agreement are made by the Lenders to the Borrower.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

          "General Partner" means the Company and any successor general
           ---------------
partner(s) of the Borrower.

          "Governmental Approval" means all right, title and interest in any
           ---------------------
existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any Project.

          "Governmental Authority" means any nation or government, any federal,
           ----------------------
state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantors" means the Company, and all subsidiaries of the Borrower
           ----------
and the Company (as more particularly named in the Guaranty Agreement).

          "Guaranty" means the Guaranty Agreement, dated as of the date hereof,
           --------
made by the Guarantors for the benefit of the Lenders.

          "Improvements" means all buildings, fixtures, structures, parking
           ------------
areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and (c) any items of personal property.

          "Indebtedness", as applied to any Person, means, at any time, without
           ------------
duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest and fees relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any preferred stock (but only to the extent that such Person shall be contractually obligated to pay the same), (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Contingent Obligations or (vii) under indemnities but only at such time as a claim shall have been made thereunder; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all Contractual Obligations with respect to any of the foregoing.

          "Indemnified Matters" has the meaning set forth in Section 14.3.
           -------------------

          "Indemnitees" has the meaning set forth in Section 14.3.
           -----------

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

          "Investment" means, with respect to any Person, (i) any purchase or
           ----------
other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person,
(iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and (iv) any purchase or other acquisition by that Person of Real Property, whether directly or indirectly. The amount of any In vestment shall be the original cost of such Investment, without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

          "IRS" means the Internal Revenue Service and any Person succeeding to
           ---
the functions thereof.

          "knowledge" with reference to the Company, the Borrower or any
           ---------
Subsidiary of either of them, means the actual knowledge of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as the Company, the Borrower or such Subsidiary, as applicable, deems reasonably necessary).

          "Lease" means a lease, license, concession agreement or other
           -----
agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

          "Lender" means the Administrative Agent, and each financial
           ------
institution a signatory hereto as a Lender as of the Closing Date and, at any other given time, each financial institution which is a party hereto as Administrative Agent or Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance, and regardless of the capacity in which such entity is acting (i.e. whether as Administrative Agent or Lender).

          "Leverage Ratio" has the meaning set forth in Section 10.11(a).
           --------------

          "Liabilities and Costs" means all liabilities, obligations,
           ---------------------
responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "Limited Partners" means those Persons who from time to time are
           ----------------
limited partners of the Borrower; and "Limited Partner" means each of the Limited Partners, individually.

          "Loan Account" has the meaning set forth in Section 4.3(b).
           ------------

          "Loan Documents" means this Agreement, the Notes and the Guaranty.
           --------------

          "Loans" means the loans made by a Lender pursuant to Section 2.1;
           -----
provided, that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term "Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

          "LTV Ratio" means, as of any date, the ratio, expressed as a
           ---------
percentage, of the aggregate amount of any Indebtedness to the Fair Market Value of the Real Property encumbered thereby.

          "Management Company" means, collectively (i) Reckson Management Group,
           ------------------
Inc., a Delaware corporation, and its wholly-owned or controlled Subsidiaries and (ii) such other property management companies controlled (directly or indirectly) by Reckson, the Company or the Borrower and which property management companies manage properties owned by the Company, the Borrower and its Subsidiaries and for which the Borrower has previously provided the Administrative Agent with: (1) notice of such property management company, (2) evidence reasonably satisfactory to the Administrative Agent that such property management company is controlled (directly or indirectly) by Reckson, the Company or the Borrower, and (3) evidence reasonably satisfactory to the Administrative Agent that such property management company manages properties owned, in whole or in part by Reckson, the Company or the Borrower or its Subsidiaries.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation U.

          "Material Adverse Effect" means a material adverse effect upon (i) the
           -----------------------
financial condition or assets of the Company, the Borrower and their Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its material obligations under the Loan Documents, (iii) the ability of each Guarantor to perform its material obligations under the Guaranty, or (iv) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.

          "Maximum Credit Amount" means, at any particular time, the
           ---------------------
Commitments at such time, less the amount of the Existing 810 Seventh Avenue Loan outstanding from time to time under the notes secured thereby.

          "Mergers" means the collective reference to the merger of Tower Realty
           -------
Trust, Inc. with and into the Company with the Company being the survivor after the merger and the merger of Tower Realty Operating Partner ship, L.P. with and into the Borrower with the Borrower being the survivor after the merger and the merger of certain Affiliates of Tower Realty Operating Partnership, L.P. with and into certain Affiliates of the Borrower.

          "Minimum Unsecured Debt Yield" has the meaning set forth in Section
           ----------------------------
10.11(g).

          "Minority Holdings" means any interests in partnerships, joint
           -----------------
ventures, limited liability companies, trusts, associations and corporations held or owned directly or indirectly by the Borrower and/or the Company which are not wholly-owned by the Borrower and/or the Company.

          "Moody's" means Moody's Investor Services, Inc.
           -------

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six
(6) years was, contributed to (or is or was required to be contributed to) by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

          "Net Cash Proceeds" means all cash when and as received in connection
           -----------------
with the sale or refinancing of any asset, or any sale of any equity interest (other than such as would give rise to Net Offering Proceeds) in the Borrower, the Company or any of their Subsidiaries, less reasonable costs and expenses, repayment of secured indebtedness with respect to the applicable asset, and net of an amount equal to taxable capital gains and real estate transfer taxes payable in connection with any asset sale.

          "Net Offering Proceeds" means all cash or other assets received by the
           ---------------------
Company as a result of the sale of common shares, preferred shares, partnership interests, limited liability company interests, convertible securities or other ownership or equity interests in the Company, other than in connection with the acquisition of an asset or the equity securities of any Person but only to the extent that no cash is received in connection there with, less customary costs, expenses and discounts of issuance paid by the Company.

          "NOI" means, for any period, (x) net income determined in accordance
           ---
with GAAP, before gains or losses from extraordinary items relating to any Real Property, plus (y) (i) any interest expense relating to such Real Property, and
(ii) depreciation and amortization relating to such Real Property, less (z) (i) free rent and accrued rent with respect to tenants that are more than 60 days in arrears in the payment of rent, and further adjusted to omit the straight line treatment of rent, so as to account for rent on an accrual basis, (ii) any interest income relating to such Real Property, (iii) management fees for each Real Property calculated as the greater of (x) actual management fees and (y) an amount equal to 2% of gross revenues with respect to a Real Property, and (iv) Capital Expenditures calculated as the greater of (x) actual capital expenditures and (y) an amount per annum equal to $0.25 multiplied by the number of gross square feet for the Real Property.

          "Non Pro Rata Loan" has the meaning set forth in Section 4.2 (b)(v).
           -----------------

          "Note" has the meaning set forth in Section 4.3(a); "Notes" means,
           ----
collectively, all of such Notes outstanding at any given time.

          "Notice of Borrowing" means a notice substantially in the form of
           -------------------
EXHIBIT C attached hereto and made a part hereof.

          "Notice of Conversion/Continuation" means a notice substantially in
           ---------------------------------
the form of EXHIBIT D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).

          "Obligations" means all Loans, advances, debts, liabilities and
           -----------
monetary obligations owing by the Borrower to the Administrative Agent, any other Lender, or any Person entitled to indemnification pursuant to Section
14.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, reasonable expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

          "Officer's Certificate" means, as to a corporation, a certificate
           ---------------------
executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, or its treasurer and, as to a partner ship, a certificate executed on behalf of such partner ship by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president, or treasurer of the general partner of such partnership.

          "OP Units" means limited partnership interests in the Borrower.
           --------

          "Operating Lease" means, as applied to any Person, any lease of any
           ---------------
property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

          "Organizational Documents" means, with respect to any corporation,
           ------------------------
limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partner ship, and
(iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

          "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C.
           ----
Section 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person
           ----
succeeding to the functions thereof.

          "Permits" means any permit, consent, approval, authorization license,
           -------
variance, or permission required from any Person, including any Governmental Approvals.

          "Permitted Securities Options" means the subscriptions, options,
           ----------------------------
warrants, rights, convertible Securities and other agreements or commitments relating to the issuance of the Borrower's Securities or the Company's Capital Stock identified as such on SCHEDULE 1.1.2.

          "Person" means any natural person, corporation, limited liability
           ------
company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

          "Plan" means an employee benefit plan defined in Section 3(3) of ERISA
           ----
in respect of which the Borrower or any ERISA Affiliate (i) is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or (ii) has assumed or is otherwise subject to any liability.

          "Potential Event of Default" means an event which, with the giving of
           --------------------------
notice or the lapse of time, or both, would constitute an Event of Default.

          "Prepayment Date" has the meaning set forth in Section 4.1(d).
           ---------------

          "Project" means any office properties wholly owned, directly or
           -------
indirectly, by any of the Consolidated Businesses, as set forth on SCHEDULE B or any wholly owned office properties, or mortgage encumbering the office property located at 919 Third Avenue, New York, New York, that may hereafter be acquired, directly or indirectly, by any of the Consolidated Businesses.

          "Property" means any Real Property or personal property, plant,
           --------
building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any Consolidated Business or Minority Holding. The definition "Property" shall specifically exclude items of Real Property or personal property owned or leased by members of the Reckler family.

          "Pro Rata Share" means, with respect to any Lender, the percentage
           --------------
obtained by dividing (i) the sum of such Lender's Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all of the Commitments.

          "Quarterly Compliance Certificate" has the meaning set forth in
           --------------------------------
Section 8.2(a)(iii).

          "RCRA" means the Resource Conservation and Recovery Act of 1976, 42
           ----
U.S.C. Section 6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "Real Property" means all of the Borrower's and the consolidated
           -------------
Subsidiaries' present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land,
(ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto and (iv) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (iii) above.

          "Reckson" means Reckson Operating Partnership, L.P., a Delaware
           -------
limited partnership.

          "Reference Bank" means UBS.
           --------------

          "Register" has the meaning set forth in Section 14.1(c).
           --------

          "Regulation A" means Regulation A of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Regulation T" means Regulation T of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Regulation U" means Regulation U of the Federal Reserve Board as in
           ------------
effect from time to time.

          "Regulation X" means Regulation X of the Federal Reserve Board as in
           ------------
effect from time to time.

          "REIT" means a domestic trust or corporation that qualifies as a real
           ----
estate investment trust under the provisions of Sections 856, et seq. of the Internal Revenue Code.

          "Release" means any release, spill, emission, leaking, pumping,
           -------
pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

          "Remedial Action" means actions required to (i) clean up, remove,
           ---------------
treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "Reportable Event" means any of the events described in Section
           ----------------
4043(c) of ERISA and the regulations promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.

          "Requirements of Law" means, as to any Person, the charter and by-laws
           -------------------
or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

          "Requisite Lenders" means Lenders whose Pro Rata Shares, in the
           -----------------
aggregate, are equal to or greater than sixty-six and two-thirds percent (66.67%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured as provided in Section 4.2(b)(v)(B), then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent sixty-six and two-thirds percent (66.67%) or more of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are sixty six and two thirds percent (66.67%) or more.

          "Revolving Credit Agreement" means the Credit Agreement, dated as of
           --------------------------
July 23, 1998, among Reckson, Reckson Morris Operating Partnership, L.P., The Chase Manhattan Bank, as administrative agent, UBS, as successor to UBS AG, New York Branch, as syndication agent, and the other lenders party thereto, as the same may be amended, modified or restated.

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw Hill Companies, Inc.

          "Secured Indebtedness" means any Indebtedness secured by a Lien,
           --------------------
other than the Existing 810 Seventh Avenue Loan.

          "Securities" means any stock, shares, voting trust certificates,
           ----------
partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
           -----------------------
as amended from time to time, and any successor statute.

          "Solvent", when used with respect to any Per son, means that at the
           -------
time of determination:

          (i) the fair saleable value of its as sets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

          (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

          (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Subsidiary" of a Person means any corporation, limited liability
           ----------
company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Per son, one or more of the other subsidiaries of such Per son or any combination thereof.

          "Taxes" has the meaning set forth in Section 13.1(a).
           -----

          "Tenant Allowance" means a cash allowance paid to a tenant by the
           ----------------
landlord pursuant to a Lease.

          "Termination Date" means the earlier to occur of (i) November 24, 1999
           ----------------
(or, if not a Business Day, the next preceding Business Day); and (ii) the date of termination or acceleration of the Credit Obligations pursuant to the terms of this Agreement.

          "TI Work" means any construction or other "build-out" of tenant
           -------
leasehold improvements to the space demised to such tenant under Leases (excluding such tenant's furniture, fixtures and equipment) per formed pursuant to the terms of such Leases, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.

          "Total Interest Expense" means, for any period, the sum of (i)
           ----------------------
interest expense of the Consolidated Businesses paid during such period and
(ii) interest expense of the Consolidated Businesses accrued and/or capitalized for such period and (iii) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and paid during such period with respect to recourse Indebtedness and (iv) the portion of the interest expense of Minority Holdings allocable to the Borrower in accordance with GAAP and accrued and/or capitalized for such period with respect to recourse Indebtedness, in each case including participating interest expense but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

          "Total NOI" means, as of the first day of each fiscal quarter for the
           ---------
immediately preceding fiscal quarter, the sum of NOI relating to all Projects for such period. An example of the foregoing calculation is set forth on EXHIBIT G hereto.

          "Total Outstanding Indebtedness" means, for any period, the sum of (i)
           ------------------------------
the amount of Indebtedness of the Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower, prepared in accordance with GAAP, plus any additional Indebtedness incurred by the Consolidated Businesses since the time of such statements, less any Indebtedness repaid by the Consolidated Businesses since the time of such statements, and
(ii) the outstanding amount of recourse Indebtedness allocable to the Minority Holdings set forth on the then most recent quarterly financial statements of the Borrower or the applicable Minority Holding, prepared in accordance with GAAP and allocable in accordance with GAAP to any of the Consolidated Businesses, plus any additional Indebtedness allocable to the Minority Holdings in accordance with GAAP to any of the Consolidated Businesses since the time of such statements, less any Indebtedness repaid by the Minority Holdings allocable in accordance with GAAP to any of the Consolidated Businesses since the time of such statements, and (iii) without duplication, the Contingent Obligations of the Consolidated Businesses, including trade debt not incurred in the ordinary course of business.

          "Treasury Rate" means, as of any date, a rate equal to the annual
           -------------
yield to maturity on the U.S. Treasury Constant Maturity Series with a ten year maturity, as such yield is reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates, published most recently prior to the date the applicable Treasury Rate is being determined. Such yield shall be determined by straight line linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, the Administrative Agent shall select, in its reasonable discretion, an alternate basis for the determination of Treasury yield for U.S. Treasury Constant Maturity Series with ten year maturities.

          "UBS" means UBS AG, Stamford Branch.
           ---

          "Unencumbered NOI" means, for any period, Total NOI from the
           ----------------
Consolidated Businesses from Projects that are not subject to or encumbered by Secured Indebtedness.

          "Unencumbered Value" means, for any period, that portion of
           ------------------
Capitalization Value attributable to Projects not encumbered by Secured Indebtedness.

          "Uniform Commercial Code" means the Uniform Commercial Code as enacted
           -----------------------
in the State of New York, as it may be amended from time to time.

          "Unsecured Indebtedness" means that portion of Total Outstanding
           ----------------------
Indebtedness that is not secured by a Lien.

          "Unsecured Interest Expense" means that portion of Total Interest
           --------------------------
Expense attributable to Unsecured Indebtedness.

          "WDR" means Warburg Dillon Read.
           ---

          "Weighted Average Capitalization Rate" means the greater of (x)9.7%,
           ------------------------------------
the current Weighted Average Capitalization Rate as attached on SCHEDULE A hereto, and (y) the percentage that would result from the weighted average of the Capitalization Rates of the resultant Projects. Notwithstanding the foregoing, how ever, in determining the Weighted Average Capitalization Rate with respect to a Project acquired from and after the date hereof and located in the County of New York, the Capitalization Rates of only the other Projects located in the County of New York, exclusive of the Capitalization Rate with respect to the Project commonly known as Tower 45, shall be averaged, but in no event shall the same be less than 9.5%.

          1.2. Computation of Time Periods. In this Agreement, in the
               ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          1.3. Accounting Terms. Subject to Section 14.4, for purposes of this
               ----------------
Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          1.4. Other Terms. All other terms contained in this Agreement shall,
               -----------
unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.


                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

          2.1. Loans.
               -----

          (a) Availability. Subject to the terms and conditions set forth in
              ------------
this Agreement, each Lender hereby sever ally and not jointly agrees to make loans, in Dollars (each individually, a "Loan" and, collectively, the "Loans") to the Borrower on the Funding Date, in an amount not to exceed such Lender's Pro Rata Share of the Maximum Credit Amount at such time. The aggregate amount of Loans to be made hereunder with respect to the Borrower shall not exceed One Hundred Thirty Million Dollars ($130,000,000). All Loans must be borrowed on the Funding Date and Commitments not so funded shall be deemed cancelled. All Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Loan on any day which is a Business Day and any amounts so repaid may not be reborrowed.

          (b) Notice of Borrowing. When the Borrower desires to borrow under
              -------------------
this Section 2.1, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing, signed by it (x) no later than 12:00 noon (New York time) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (y) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day), (ii) the amount of the proposed Borrowing, (iii) the Maximum Credit Amount as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period, (vi) instructions for the disbursement of the proceeds of the proposed Borrowing,
(vii) an Officer's Certificate of the Borrower with respect to compliance with (including calculation thereof) Sections 10.11(a) and 10.11(e), and (viii) that no Event of Default shall have occurred and be outstanding. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.1(b) shall be irrevocable.

          (c) Making of Loans. (i) Promptly after receipt of a Notice of
              ---------------
Borrowing under Section 2.1(b), the Administrative Agent shall notify each Lender by facsimile trans mission, or other similar form of transmission, of the pro posed Borrowing (which notice to the Lenders, in the case of a Borrowing of Eurodollar Rate Loans, shall be at least three (3) Business Days in advance of the proposed Funding Date for such Loans). Each Lender shall deposit an amount equal to its Pro Rata Share of the Borrowing requested by the Borrower with the Administrative Agent at its office in New York, New York, in immediately available funds, not later than 12:00 noon. (New York time) on the Funding Date. Subject to the fulfillment of the conditions precedent set forth in Section
6.1, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on the Funding Date (or on the date received if later than the Funding Date) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on the Funding Date. In the event the conditions precedent set forth in Section 6.1 are not fulfilled as of the proposed Funding Date for any Borrowing, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

          (ii) Unless the Administrative Agent shall have been notified by any Lender on the Business Day immediately preceding the Funding Date in respect of any Borrowing that such Lender does not intend to fund its Loan requested to be made on the Funding Date, the Administrative Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the Funding Date. If the Loan proceeds corresponding to that amount are advanced to the Borrower by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the Funding Date, such Lender agrees to pay, and in addition the Borrower as the case may be, agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to the Borrower until the date such amount is paid or repaid to the Administrative Agent, at the interest rate applicable to such Borrowing. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.1(c)(ii) does not relieve any Lender of its obligation to make its Loan on the Funding Date.

          2.2. Intentionally Omitted.
               ---------------------

          2.3. Use of Proceeds of Loans. The proceeds of the Loans hereunder
               ------------------------
shall be used for the sole purpose of consummating the Mergers.

          2.4. Termination Date. The Commitments shall terminate on the earlier
               ----------------
of (x) May __, 1999 and (y) the Funding Date. All outstanding Credit Obligations shall be paid in full on the Termination Date.

          2.5. Maximum Credit Facility. Notwithstanding any thing in this
               -----------------------
Agreement to the contrary, in no event shall the aggregate principal Credit Obligations exceed the Maximum Credit Amount.

          2.6. Authorized Agents. On the Closing Date and from time to time
               -----------------
thereafter, the Borrower shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the employees and agents authorized to request Loans and to request a conversion/continuation of any Loans and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent, the Arranger, and the Lenders shall be entitled to rely conclusively on such employee's or agent's authority to request such Loan or such conversion/continuation until the Administrative Agent and the Arranger receive written notice to the contrary. None of the Administrative Agent or the Arranger shall have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan or such conversion/continuation, the Administrative Agent and the Arranger shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Administrative Agent, the Arranger or the Lenders shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent or the Arranger believes to have been given by a person duly authorized to act on behalf of the Borrower and the Borrower hereby indemnifies and holds harmless the Administrative Agent, the Arranger and each other Lender from any loss or expense the Administrative Agent, the Arranger or the Lenders might incur in acting in good faith as provided in this Section 2.6; provided, however, that Borrower shall not indemnify the applicable party for acts resulting from its own gross negligence or willful misconduct.

                                   ARTICLE III
                              INTENTIONALLY OMITTED

                                   ARTICLE IV
                            PAYMENTS AND PREPAYMENTS

          4.1. Prepayments; Reductions in Commitments.
               --------------------------------------

          (a) Voluntary Prepayments. The Borrower may, at any time and from time
              ---------------------
to time, prepay the Loans, in part or in their entirety, subject to the following limitations. The Borrower shall give at least five (5) Business Days' prior written notice to the Administrative Agent (which the Administrative
Agent shall promptly transmit to each Lender) of any prepayment in the entirety to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) of prepayment. When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans on the prepayment date specified in the notice shall become due and payable on such prepayment date. Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess of that amount (or such lesser amount in the event the unpaid principal amount of any Loan is less than such minimum prepayment amount). Eurodollar Rate Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f). Amounts prepaid pursuant to this Section 4.1(a) may not be reborrowed.

          (b) Voluntary Reductions In Commitments.  The Borrower may, upon at
              -----------------------------------
least five (5) days' prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), at any time and from time to time, terminate in whole or permanently reduce in part the Commitments, provided that (i) the Borrower shall have made whatever payment may be required to reduce the Credit Obligations to an amount less than or equal to the Commitments as reduced, which amount shall become due and payable on the date specified in such notice and (ii) in the case of a reduction, the minimum Commitments that shall remain outstanding shall be $10,000,000. Any partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Commitment of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Section 4.1(b) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof.

          (c) No Penalty. The prepayments and payments in respect of reductions
              ----------
and terminations described in clauses (a) and (b) of this Section 4.1 may be made without premium or penalty (except as provided in Section 5.2(f)).

          (d) Mandatory Prepayment. If at any time during the term of this
              --------------------
Agreement, the Borrower or the Company shall receive Net Offering Proceeds or Net Cash Proceeds then, simultaneously therewith, the Borrower or the Company, as the case may be, shall repay the Loans in an amount equal to the lesser of
(x) the aggregate Net Offering Proceeds and/or Net Cash Proceeds received by the Company from and after the date hereof and (y) the outstanding principal balance of the Loans. If at any time from and after the Closing Date: (i) the Company or the Borrower merges or consolidates with another Person and the Company or Borrower, as the case may be, is not the surviving entity (other than a merger or consolidation of the Company or the Borrower with Reckson or any other Person so long as, in the case of a merger or consolidation of the Company, Reckson is the surviving entity and retains not less than a 66 2/3% interest in Borrower;
(ii) any interest in the Borrower or the Company is sold to any Person, other than to Reckson or the Company or in connection with the grant of OP Units (x) in partial payment of an acquisition of a Property or (y) the proceeds of which are used to purchase a Property; (iii) the Management Company ceases to provide property management and leasing services to all of the Projects located in the State of New York or to provide asset management services for all of the Projects located outside of the State of New York; or (iv) the Revolving Credit Agreement is terminated for any reason (the date any such event shall occur being the "Prepayment Date"), the Borrower shall be required to prepay the Loans in their entirety as if the Prepayment Date were the Termination Date and, the Credit Commitment thereupon shall be terminated. The Borrower shall immediately make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 5.2(f). Each such prepayment shall be applied to prepay ratably the Loans of the Lenders. Amounts prepaid pursuant to this Section 4.1(d) may not be reborrowed.

          4.2. Payments.
               --------

          (a) Manner and Time of Payment. All payments of principal of and
              --------------------------
interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent or any other Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent not later than 12:00 noon (New York time) on the date and at the place due, to such account of the Administrative Agent as it may designate, for the account of the Administrative Agent or such other Lender, as the case may be; and funds received by the Administrative Agent, including, without limitation, funds in respect of any Loans to be made on that date, not later than 12:00 noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Lenders, or any of them, shall be paid to them by the Administrative Agent promptly after receipt thereof.

          (b) Apportionment of Payments. (i) Subject to the provisions of
              -------------------------
Section 4.2(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Subject to the provisions of Section 4.2(b)(ii), all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied in the following order:

          (A) to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than UBS for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, as the case may be,

          (B) to pay all other Obligations then due and pay able, and

          (C) as the Borrower so designates.

Unless otherwise designated by the Borrower, all principal payments in respect of its Loans shall be applied first, to repay its outstanding Base Rate Loans not secured by the Existing 810 Seventh Avenue Loan, second, to repay its out standing Eurodollar Rate Loans not secured by the Existing 810 Seventh Avenue Loan, third, to repay any other outstanding Base Rate Loans, and then to repay any other outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

          (ii) After the occurrence of an Event of Default and while the same is continuing which results in an acceleration of the Obligations in accordance with Section 11.2, the Administrative Agent shall apply all payments in respect of any Obligations in the following order:

          (A) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than UBS for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower, as the case may be;

          (B) second, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

          (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders;

          (D) fourth, to pay interest due in respect of Loans not secured by the Existing 810 Seventh Avenue Loan;

          (E) fifth, to the ratable payment or prepayment of principal outstanding on Loans not secured by the Existing 810 Seventh Avenue Loan;

          (F) sixth, to pay interest due in respect of Loans secured by the Existing 810 Seventh Avenue Loan;

          (G) seventh, to the ratable payment or prepayment of principal outstanding on Loans not secured by the Existing 810 Seventh Avenue Loan; and

          (H) eighth, to the ratable payment of all other Obligations.

The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the other Lenders as among themselves. The order of priority set forth in clauses (A) and (B) of this
Section 4.2(b)(ii) may be changed only with the prior written consent of the Administrative Agent.

          (iii) The Administrative Agent, in its sole discretion subject only to the terms of this Section 4.2(b)(iii), may pay from the proceeds of Loans made to the Borrower hereunder, whether made following a request by the Borrower pursuant to Section 2.1 or a deemed request as provided in this Section 4.2(b)(iii), all amounts payable by the Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, and fees. The Borrower hereby irrevocably authorize the Lenders to make Loans, which Loans shall be Base Rate Loans, in each case, upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, and fees due from the Borrower, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to
Section 2.1 as of the date of the aforementioned notice. The Administrative Agent shall request Loans on behalf of the Borrower as described in the preceding sentence by notifying the Lenders by facsimile transmission or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to the Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's behalf pursuant to this Section 4.2(b)(iii). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.1.

          (iv) Subject to Section 4.2(b)(v), the Administrative Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

          (v) In the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower on its behalf which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a "Non Pro Rata Loan"), until such Lender's cure of such failure, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (A) the foregoing provisions of this Section 4.2(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section
     5.1(c);

          (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

          (C) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Loan ("Cure Loans") shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

          (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to its outstanding Base Rate Loans shall be applied first, ratably to its Base Rate Loans constituting Non Pro Rata Loans, second, ratably to its Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to its Base Rate Loans constituting Cure Loans.

          (c) Payments on Non-Business Days. Whenever any payment to be made by
              -----------------------------
the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(iv), the next preceding Business Day).

          4.3.  Promise to Repay; Evidence of Indebtedness.
                ------------------------------------------

          (a) Promise to Repay. The Borrower hereby agrees to pay when due the
              ----------------
principal amount of each Loan which is made to it and, to the extent not paid when due (after giving effect to any grace period as more particularly set forth in Section 11.1(a)) and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrower shall execute and deliver to each Lender on the Closing Date, a promissory note, in the form of Exhibit B attached hereto with blanks appropriately completed, evidencing the Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Loans made to it owing to the Lenders after giving effect to any assignment thereof pursuant to Section 14.1, all in the form of Exhibit B attached hereto with blanks appropriately completed (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Notes"; and "Note" means any one of the Notes).

          (b) Loan Account. Each Lender shall maintain in accordance with its
              ------------
usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

          (c) Control Account. The Register maintained by the Administrative
              ---------------
Agent pursuant to Section 14.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

          (d) Entries Binding. The entries made in the Register and each Loan
              ---------------
Account shall be conclusive and binding for all purposes, absent manifest error.

          (e) No Recourse. Notwithstanding anything contained in this
              -----------
Agreement, any Note, or the Guaranty to the contrary, it is expressly understood and agreed that nothing herein or therein shall be construed as creating any liability on any Limited Partner, any member of the Company, or any partner, officer, shareholder, director or employee of any Limited Partner or any officer, trustee, member, director or employee of the Borrower or any Guarantor, to pay any of the Obligations other than liability arising under applicable law from or in connection with (i) its own fraud or (ii) the misappropriation or misapplication by it of proceeds of the Loans; but nothing contained in this
Section 4.3(e) shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent or the Lenders by law or by the terms of this Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or member of the Company.

                                    ARTICLE V
                                INTEREST AND FEES

          5.1. Interest on the Loans and other Obligations.
               -------------------------------------------

          (a) Rate of Interest. All Loans and the outstanding principal balance
              ----------------
of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 5.1(d), as follows:

          (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the then Applicable Mar gin for Base Rate Loans; and

          (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (B) the then Applicable Margin for Eurodollar Loans.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; provided, however, the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

          (b) Interest Payments. (i) Interest accrued on each Loan, whether a
              -----------------
Base Rate Loan or a Eurodollar Loan shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Loan, (B) upon the payment or prepayment thereof in full or in part, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

          (ii) Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not thereto fore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

          (c) Conversion or Continuation. (i) The Borrower shall have the option
              --------------------------
(A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 5.1(c) shall be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount, except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

          (ii) To convert or continue a Loan under Section 5.1(c)(i), the Borrower shall deliver a Notice of Conversion/ Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the pro posed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued and (D) in the case of a conversion to, or continuation of a Eurodollar Rate Loan, the requested Eurodollar Interest Period. Promptly after receipt of a Notice of Conversion/Continuation under this
Section 5.1(c)(ii), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this Section 5.1(c)(ii) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans, upon the expiration of the Eurodollar Interest Period applicable thereto, such Loans shall automatically be converted to a Base Rate Loan.

          (d) Default Interest. Notwithstanding the rates of interest specified
              ----------------
in Section 5.1(a) or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate equal to (A) in the case of any Eurodollar Rate Loans out standing as of the date of occurrence of any Event of Default, the sum of (x) the applicable Eurodollar Rate, plus (y) six percent (6.0%) per annum, and (B) in the case of any Base Rate Loan (including any Eurodollar Loan that is converted to a Base Rate Loan at maturity) the sum of
(x) the Base Rate, as in effect from time to time as interest accrues, plus (y) five percent (5.0%) per annum.

          (e) Computation of Interest. Interest on all Obligations shall be
              -----------------------
computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on such Loan.

          (f) Eurodollar Rate Information. Upon the request of the Borrower, the
              ---------------------------
Administrative Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be so requested.

          5.2. Special Provisions Governing Eurodollar Rate Loans.
               --------------------------------------------------

          (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall
              -------------------------------
be in a minimum principal amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount.

          (b) Determination of Eurodollar Interest Period. By giving notice as
              -------------------------------------------
set forth in Section 2.1(b) (with respect to a Borrowing of Eurodollar Rate Loans), or Section 5.1(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, a "Eurodollar Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

          (i) The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of one month in duration;

          (ii) Intentionally Omitted;

          (iii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

          (iv) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be ex tended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

          (v) The Borrower may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the Termination Date; and

          (vi) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal of which the Borrower is aware on the date of such request, in the case of a payment pursuant to Section 4.1(d) hereof.

          (c) Determination of Eurodollar Interest Rate. As soon as practicable
              -----------------------------------------
on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone or by facsimile confirmed in writing) to the Borrower and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

          (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event
              ---------------------------------------------------
that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

          (i) the Administrative Agent is advised by the Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market for such Eurodollar Interest Period; or

          (ii) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

          (iii) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

          (e) Illegality. (i) If at any time any Lender determines (which
              ----------
determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Govern mental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

          (ii) When notice is given by a Lender under Section 5.2(e)(i), (A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans to the Borrower shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one
(1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

          (iii) If at any time after a Lender gives notice under Section 5.2(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans to the Borrower shall thereupon be restored.

          (f) Compensation. In addition to all amounts required to be paid by
              ------------
the Borrower, as the case may be, pursuant to Section 5.1 and Article XIII, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 5.1(c), other than pursuant to Sections 5.2(d) or (e), or (ii) if for any reason any Eurodollar Rate Loan is prepaid (other than pursuant to Section 4.1(d) or Section 5.2(d) or (e)) on a date which is not the last day of the applicable Eurodollar Interest Period or (iii) as a consequence of any failure by the Borrower to repay a Eurodollar Rate Loan when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          (g) Booking of Eurodollar Rate Loans. Any Lender may make, carry or
              --------------------------------
transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections
4.2 or 5.2(f) or Article XIII as a result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

          (h) Affiliates Not Obligated. No Eurodollar Affiliate or other
              ------------------------
Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

          (i) Adjusted Eurodollar Rate. Any failure by any Lender to take into
              ------------------------
account the Eurodollar Reserve Percentage when calculating interest due on Eurodollar Rate Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

          (j) Application of Mandatory Prepayments. The principal amount of any
              ------------------------------------
mandatory prepayment pursuant to Section 4.1(d) hereof, shall be applied, first, to the out standing Base Rate Loans and then, to the outstanding Eurodollar
Rate Loans. The Administrative Agent shall hold such principal amounts allocated for prepayment of Eurodollar Rate Loans until the end of the applicable Eurodollar Interest Period(s) and, during the interim period, shall invest said sums in Cash Equivalents. Interest earned thereon shall be forwarded to the Borrower upon the payment of the Eurodollar Rate Loans at the end of said Eurodollar Interest Period.


                                   ARTICLE VI
                               CONDITIONS TO LOANS

          6.1. Conditions Precedent to the Loans. The obligation of each Lender
               ---------------------------------
on the Funding Date to make any Loan requested to be made by it, shall be subject to the satisfaction of all of the following conditions precedent:

          (a) Documents. The Administrative Agent shall have received on or
              ---------
before the Funding Date all of the following:

          (i) this Agreement, the Notes, the Guaranty, and, to the extent not otherwise specifically referenced in this Section 6.1(a), all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as EXHIBIT E and made a part hereof, each duly executed, and in form and substance satisfactory to the Agents; without limiting the foregoing, the Borrower hereby directs its counsel, Brown & Wood LLP to prepare and deliver to the Agents, the Lenders, and Skadden, Arps, Slate, Meagher & Flom LLP the legal opinions referred to in such List of Closing Documents; and

          (ii) such additional documentation as the Agents may reasonably request.

          (b) No Legal Impediments. No law, regulation, order, judgment or
              --------------------
decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Loans on the Funding Date or (ii) impose or result in the imposition of a Material Adverse Effect.

          (c) No Change in Condition. No change in the business, assets,
              ----------------------
management, operations, financial condition or prospects of the Borrower or any of its Properties shall have occurred since December 31, 1998 which change, in the judgment of the Administrative Agent, will have a Material Adverse Effect.

          (d) Interim Liabilities and Equity. Except as disclosed to the
              ------------------------------
Arranger and the Lenders, since December 31, 1998, neither the Borrower nor the Company shall have (i) entered into any (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's business, (ii) declared or paid any dividends or other distributions other than in the ordinary course of business, (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities, other than those described on SCHEDULE 6.1(D) hereto.

          (e) No Loss of Material Agreements and Licenses. Since December 31,
              -------------------------------------------
1998, no agreement or license relating to the business, operations or employee relations of the Borrower or any of its Real Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Administrative Agent, would result in a Material Adverse Effect.

          (f) No Market Changes. Since the Closing Date no material adverse
              -----------------
change shall have occurred in the conditions in the capital markets.

          (g) No Default. No Event of Default or Potential Event of Default
              ----------
shall have occurred and be continuing or would result from the making of the Loans.

          (h) Representations and Warranties. All of the representations and
              ------------------------------
warranties contained in Section 7.1 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Funding Date.

          (i) Acquisition of Tower Realty Trust. All conditions precedent to
              ---------------------------------
the Mergers shall have been satisfied or will be satisfied simultaneously with the making of the Loans on the Funding Date.

          (j) Take-Out Application. The Borrower shall have delivered to the
              --------------------
Administrative Agent a copy of an application, executed by the Borrower, to an institutional lender for long-term financing, the proceeds of which shall be used to repay in part the Loans.

          (k) Fees and Expenses Paid. There shall have been paid to the
              ----------------------
Administrative Agent, for the accounts of the Agents and the other Lenders, as applicable, all fees due and payable on or before the Funding Date and all expenses due and payable on or before the Funding Date, including, without limitation, reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the Loan Documents.

          (l) Compliance Certificate. Borrower shall have delivered to the
              ----------------------
Administrative Agent a Quarterly Compliance Certificate demonstrating compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.1, 10.3, 10.6, 10.7, 10.11 and 10.12 hereof.


                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

          7.1. Representations and Warranties of the Borrower. In order to
               ----------------------------------------------
induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower, the Borrower hereby represents and warrants to each Lender that the following statements are true, correct and complete:

          (a) Organization; Powers. (i) The Borrower (A) is a limited
              --------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, (C) has all requisite partnership power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement, and (D) is a partner ship for federal income tax purposes.

          (ii) The Company (A) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware,
(B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, and (C) has all requisite corporate, limited liability company or partnership power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

          (iii) True, correct and complete copies of the Organizational Documents of the Borrower and the Company identified on SCHEDULE 7.1-A have been delivered to the Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth therein or as otherwise permitted hereby and, to the best of the Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents. Borrower shall update SCHEDULE 7.1-A from time to time in order to keep said Schedule true and correct.

          (iv) Neither the Borrower nor the Company are "foreign persons" within the meaning of Section 1445 of the Internal Revenue Code.

          (b) Authority. (i) The Company has the requisite power and authority
              ---------
to execute and deliver this Agreement on behalf of the Borrower and each of the other Loan Documents which are required to be executed on behalf of the Borrower as required by this Agreement. The Company is the Person who has executed this Agreement and such other Loan Documents on behalf of the Borrower and is the sole general partner of the Borrower.

          (ii) The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by the Borrower and to which the Borrower is a party and the consummation of the transactions contemplated thereby are within the Borrower's partnership powers, have been duly authorized by all necessary partnership action (and, in the case of the Company acting on behalf of the Borrower in connection therewith, all necessary limited liability company action of the Company) and such authorization has not been rescinded. No other partnership or limited liability company action or proceedings on the part of the Borrower or the Company is necessary to consummate such transactions.

          (iii) Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity. Each of the Loan Documents to which Borrower is a party is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Company and the Borrower on or before the Funding Date have been performed or complied with, and no Potential Event of Default or Event of Default exists hereunder.

          (c) Subsidiaries; Ownership of Capital Stock and Partnership
              --------------------------------------------------------
Interests. (i) SCHEDULE 7.1-C (A) contains a diagram indicating the corporate
---------
structure of the Company, the Borrower, and, after giving effect to the Mergers, any other Person in which the Company or the Borrower holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram; and (B) accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of equity Securities of the Company, the Borrower and, after giving effect to the Mergers, the Subsidiaries of the Borrower and (3) the ownership interest of the Borrower, the Company, and, after giving effect to the Mergers, the Subsidiaries of the Borrower in all Minority Holdings. None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities Options) outstanding with respect to such Securities, except as noted on
SCHEDULE 7.1-C. The out standing Securities of the Company is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of the Borrower and their Subsidiaries are duly authorized and validly issued. Attached hereto as part of SCHEDULE 7.1-C is a true, accurate and complete copy of the Borrower Partnership Agreement as in effect on the Closing Date and such Partnership Agreement has not been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date, except as otherwise permitted hereby. Borrower shall update SCHEDULE 7.1-C as of the first day of each fiscal quarter, and shall deliver the same together with the Quarterly Compliance Certificates, to the extent required, in order to keep said Schedule true and correct.

          (ii) Except where failure would not have a Material Adverse Effect on the Borrower, after giving effect to the Mergers, each of its Subsidiaries: (A) is a corporation, limited liability company or partnership, as indicated on
SCHEDULE 7.1-C, duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would have a Material Adverse Effect, and (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

          (iii) None of the Subsidiaries of the Borrower which are not Guarantors has entered into any agreement or arrangement of any kind prohibiting the payment of dividends or other distributions to the Borrower or the Company.

          (d) No Conflict. The execution, delivery and performance of each of
              -----------
the Loan Documents to which the Borrower is a party do not and will not (i) conflict with the Organizational Documents of the Borrower or the Company, as the case may be, (ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or material Contractual Obligation of the Borrower or the Company, as the case may be, or require termination of any such material Contractual Obligation which would subject the Administrative Agent or any of the other Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower or the Company, as the case may be, or (iv) require any approval of members of the Company (other than such approvals that have been obtained and are in full force and effect).

          (e) Governmental Consents. The execution, delivery and performance of
              ---------------------
each of the Loan Documents to which the Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

          (f) Governmental Regulation. None of the Borrower or the Company is
              -----------------------
subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness as contemplated by this Agreement.

          (g) Financial Position. Complete and accurate copies of the following
              ------------------
financial statements and materials have been delivered to the Administrative
Agent: unaudited pro forma financial statements of the Company for the fiscal year ended December 31, 1998. All annual financial statements of the Borrower shall be accompanied by an Officer's Certificate of the Borrower, and shall be certified by the Chief Financial Officer of the Borrower as complying as to form in all respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and properly applying the pro forma adjustments to the historical amounts, which have been fairly presented, in the compilation of such statements. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and comply with the applicable accounting requirements of Rule 11-02 of Regulation S-X and properly apply the pro forma adjustments to the historical amounts, which have been fairly presented, in the compilation of such statements. Neither the Borrower nor the Company has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not reflected in its financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing on or prior to the Closing Date, which will have a Material Adverse Effect.

          (h) Indebtedness. SCHEDULE 7.1-H sets forth, as of the Closing Date,
              ------------
after giving effect to the Mergers, all Indebtedness for borrowed money (other than the Obligations) of each of the Borrower, the Company, and their respective Subsidiaries, and, except as set forth on SCHEDULE 7.1-H, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness) since the Closing Date.

          (i) Litigation; Adverse Effects. Except as set forth in SCHEDULE
              ---------------------------
7.1-I, as of the Closing Date, there is no action, suit, proceeding, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Company, the Borrower, or any of their respective Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which could reasonably be expected to result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Govern mental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company and the Borrower. None of the Company, the Borrower, or, to the best of the Borrower's knowledge, any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) in default with respect to any final judgment, writ, injunction, re straining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have a Material Adverse Effect.

          (j) No Material Adverse Effect. Since December 31, 1998, there has
              --------------------------
occurred no event which has had a Material Adverse Effect.

          (k) Intentionally Omitted.
              ---------------------

          (l) Payment of Taxes. All material tax returns, reports and similar
              ----------------
statements or, to the best of the Borrower's and the Company's knowledge, filings of the Company, the Borrower, and their respective Subsidiaries required to be filed have been timely filed (or extensions to file have been obtained), and, except for Customary Permitted Liens, all material taxes, assessments, fees and other charges of Govern mental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and (ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrower or any of its Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other material taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrower and, to the best of the Borrower's knowledge, its Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and
(ii) hereinabove. The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of its Subsidiaries, or any of the Projects that will have or is reasonably likely to have a Material Adverse Effect.

          (m) Performance. To the knowledge of the Borrower, neither the
              -----------
Company, nor any of its Subsidiaries has received any written notice or citation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have a Material Adverse Effect.

          (n) Disclosure. The representations and warranties of the Borrower
              ----------
contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, taken as a whole, not misleading. Notwithstanding the foregoing, the Lenders acknowledge that the Borrower shall not have liability under this clause (n) with respect to its projections of future events or for any financial projections.

          (o) Requirements of Law. The Borrower, the Company and, to the best of
              -------------------
the Borrower's and the Company's knowledge, each of their respective Subsidiaries is in compliance with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have a Material Adverse Effect.

          (p) Environmental Matters.
              ---------------------

               (i) Except as disclosed on SCHEDULE 7.1-P (the Borrower shall update SCHEDULE 7.1-P as of the first day of each fiscal quarter, and deliver the same together with the Quarterly Compliance Certificates, to the extent required, in order to keep said Schedule true and correct):

                    (A) the operations of the Borrower, to the best of the Borrower's knowledge, its Subsidiaries, and its Properties comply with all applicable Environmental, Health or Safety Requirements of Law, except to the extent any failure to do so would not have a Material Adverse Effect;

                    (B) the Borrower and, to the best of the Borrower's knowledge, its Subsidiaries have obtained all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such Permit is currently in compliance with all terms and conditions of such Permits, except to the extent any failure to do so would not have a Material Adverse Effect;

                    (C) to the knowledge of the Borrower none of the Borrower, or any of its Subsidiaries or any of their respective present or past Property or operations are subject to or are the subject of any investigation of any Governmental Authority, judicial or administrative proceeding, order, judgment or decree, negotiations, agreement or settlement respecting (I) any Remedial Action, (II) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (III) any violation of or liability under any Environmental, Health or Safety Requirement of Law, except to the extent none of the foregoing would have a Material Adverse Effect;

                    (D) none of Borrower or, to the best of the Borrower's knowledge, any of its Subsidiaries has filed any notice under any applicable Requirement of Law (I) re porting a Release of a Contaminant; (II) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law with respect to any of the foregoing, the substance of which would have a Material Adverse Effect;

                    (E) none of the Borrower's or, to the best of the Borrower's knowledge, any of its Subsidiaries' present or past Property is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

                    (F) to the knowledge of the Borrower none of the Borrower or any of its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

                    (G) to the best of the Borrower's knowledge, there is not now, and to the Borrower's knowledge there has never been on or in any Project,
(I) any treatment, recycling, storage away from the site of generation or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent, (II) any solid waste management facility, (III) any underground storage tanks the presence or use of which is in violation of applicable Environmental, Health or Safety Requirements of Law, (IV) any asbestos-containing material which, in its present state, such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect; or (V) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment, which, in any such case, would subject the Borrower or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect;

                    (H) to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment which would result in a Material Adverse Effect;

                    (I) neither the Borrower nor, to the best of the Borrower's knowledge, any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment which will result in a Material Adverse Effect;

                    (J) no Environmental Lien has attached to any Property of the Borrower or, to the best of the Borrower's knowledge, any of its Subsidiaries (other than those otherwise permitted hereunder) or which do not constitute an Event of Default; and

                    (K) no Property of the Borrower, or any of its Subsidiaries is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower and/or such Subsidiary whose Property is subject thereto has complied in all material respects with the requirements of such acts.

          (q) ERISA. Neither the Borrower nor any ERISA Affiliate maintains or
              -----
contributes to any Benefit Plan or Multiemployer Plan other than those listed on
SCHEDULE 7.1-Q hereto. Each Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in SCHEDULE 7.1-Q, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrower and, to the best of the Borrower's knowledge, each of its Subsidiaries is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, or 4204 of ERISA which would have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4069 or 4212(c) of ERISA or has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan has been furnished to the Administrative Agent and is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan which would have a Material Adverse Effect. Neither the Borrower, nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 7.1-Q, which shall be updated by Borrower as of the first day of each fiscal quarter, to the extent required, neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

          (r) Securities Activities. The Borrower is not engaged in the business
              ---------------------
of extending credit for the purpose of purchasing or carrying Margin Stock except as described on SCHEDULE 7.1-R.

          (s) Solvency. After giving effect to the Loans to be made on the
              --------
Funding Date or such other date as Loans requested hereunder are made, and the disbursement of the proceeds of such Loans pursuant to the Borrower's instructions, the Borrower is Solvent.

          (t) Insurance. SCHEDULE 7.1-T accurately sets forth as of the Closing
              ---------
Date all insurance policies and pro grams currently in effect with respect to the respective Property and assets and business of the Borrower and, after giving effect to the Mergers, its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby,
(iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof. The Borrower has delivered to the Administrative Agent copies of all insurance policies set forth on SCHEDULE 7.1-T. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of
Section 9.5 hereof and, together with payment by the insured of scheduled deductible payments, are, to the knowledge of the Borrower, in amounts which should reasonably be expected to be sufficient to cover the replacement value of the respective Property and assets of the Borrower and/or its Subsidiaries.

          (u) Projects. After giving effect to the Mergers, and except as
              --------
otherwise described on SCHEDULE 7.1-U, the Borrower owns 100% fee simple title to each of the Projects and, with the exception of Tower 45, 810 Seventh Avenue, One Orlando Center, Deer Valley Phase I and Corporate Center, no such Project is encumbered by any Indebtedness.

          (v) Ownership of Projects and Property. After giving effect to the
              ----------------------------------
Mergers, ownership of all wholly owned Projects, Minority Holdings and other Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries and is not held directly by the Company.

          (w) Year 2000 Compliance. The Borrower has commenced a comprehensive
              --------------------
review and assessment of the Borrower's computer applications and has commenced inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date sensitive functions after December 31, 1999) and, based on that review and inquiry, the Borrower does not believe the year 2000 problem could reasonably be expected to result in a Material Adverse Effect.
The Borrower will complete such review, assessment and inquiry on or before July 31, 1999.

          (x) Representations and Warranties of Mortgagor. Mortgagor, by
              -------------------------------------------
execution of this Agreement, hereby represents and warrants to Lenders all matters set forth herein that have been represented by Borrower with respect to the Mortgagor as its warranties and representations.

                                  ARTICLE VIII
                               REPORTING COVENANTS

          The Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

          8.1. Borrower Accounting Practices. The Borrower shall maintain, and
               -----------------------------
cause each of its consolidated Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP.

          8.2. Financial Reports. The Borrower shall deliver or cause to be
               -----------------
delivered to the Administrative Agent (with copies for each of the Lenders):

          (a) Quarterly Reports.

          (i) Borrower Quarterly Financial Reports. As soon as practicable, and
              ------------------------------------
in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year commencing June 30, 1999 (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of the Borrower and the related consolidated statements of income and cash flow of the Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, certified by an Authorized Financial Officer of the Borrower as fairly presenting in all material respects the consolidated financial position of the Borrower as of the dates indicated and the results of their operations and cash flow for the months indicated in accordance with GAAP, subject to normal quarterly adjustments.

          (ii) Company Quarterly Financial Reports. As soon as practicable, and
               -----------------------------------
in any event within forty-five (45) days after the end of each fiscal quarter commencing June 30, 1999 in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company and its consolidated Subsidiaries at the end of such period, certified by an Authorized Financial Officer of the Company as fairly presenting in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

          (iii) Quarterly Compliance Certificates. Together with each delivery
                ---------------------------------
of any quarterly report pursuant to paragraph (a)(i) of this Section 8.2, the Borrower, shall deliver Officer's Certificates of the Borrower and the Company (the "Quarterly Compliance Certificates"), signed by the Borrower's and the Company's respective Authorized Financial Officers representing and certifying
(1) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the consolidated financial condition of the Company and its Consolidated Subsidiaries, for the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, the nature and period of existence thereof and what action the Company and/or the Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations in the form of Exhibit G hereto for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.1, 10.3, 10.6, 10.7, 10.11, and 10.12 hereof and, when applicable, that no Event of Default described in
Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of NOI for each Real Property and (5) a schedule of Projects in which Borrower owns, directly or indirectly, 100% fee simple in the form of SCHEDULE B hereto.

          (b) Annual Reports.
              --------------

          (i) Borrower Financial Statements. As soon as practicable, and in any
              -----------------------------
event within ninety (90) days after the end of each Fiscal Year, the Financial Statements of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Year, accompanied by an Officer's Certificate of the Borrower, certified by the Chief Financial Officer of the Borrower that the Financial Statements fairly present in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP consistently applied, and which Officer's Certificate shall explain any inconsistencies between the Financial Statements of the Borrower and the Financial Statements of the Company.

          (ii) Company Financial Statements. As soon as practicable, and in any
               ----------------------------
event within ninety (90) days after the end of each Fiscal Year, (i) the Financial Statements of the Company and its consolidated Subsidiaries as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior Fiscal Year; (ii) a report with respect thereto of Ernst & Young LLP or other independent certified public accountants acceptable to the Administrative Agent (it being understood that any "Big Five" certified public accountants are accept able to the Administrative Agent), which report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of each of the Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except for changes with which Ernst & Young LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

          (iii) Annual Compliance Certificates. Together with each delivery of
                ------------------------------
any annual report pursuant to clauses (i) and (ii) of this Section 8.2(b), the Borrower shall deliver an Officer's Certificates of the Borrower and the Company (the "Annual Compliance Certificates" and, collectively with the Quarterly Compliance Certificates, the "Compliance Certificates"), signed by the Borrower's and the Company's respective Authorized Financial Officers, representing and certifying (1) that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the consolidated financial condition of the Company and its consolidated Subsidiaries, for the accounting period covered by such reports, that such review has not disclosed the existence at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, the nature and period of existence thereof and what action the Company and/or the Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations in the form of Exhibit G hereto for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.1, 10.3, 10.6, 10.7, 10.11, and 10.12 hereof and, when applicable, that no Event of Default described in Section 11.1 exists,
(3) a schedule of the Borrower's outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of NOI for each Real Property and (5) a schedule of Projects in which Borrower owns, directly or indirectly, 100% fee simple in the form of SCHEDULE B.

          (iv) Tenant Bankruptcy Reports. As soon as practicable, and in any
               -------------------------
event within ninety (90) days after the end of each Fiscal Year, the Borrower shall deliver a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies three and one half percent (3.5%) or more of the gross leasable area in the Projects in the aggregate. The Borrower shall deliver to the Administrative Agent and the Lenders, immediately upon the Borrower's learning thereof, of any bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Projects which tenant occupies three and one half percent (3.5%) or more of the gross leasable area in the Projects in the aggregate.

          (v) Property Reports. Simultaneously with the delivery of the
              ----------------
Compliance Certificates, a rent roll.

          8.3. Events of Default. Promptly upon the Borrower obtaining knowledge
               -----------------
(a) of any condition or event which constitutes an Event of Default or Potential Event of Default; (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.1(e); or (c) or of any condition or event which has a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent (with copies for each of the Lenders) an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrower has taken, is taking and proposes to take with respect thereto.

          8.4. Lawsuits. (i) Promptly upon the Borrower's obtaining knowledge of
               --------
the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 7.1(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more and is not covered by the Borrower's or such Subsidiary's insurance, the Borrower shall give written notice thereof to the Administrative Agent (with copies for each of the Lenders) and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower shall provide a written quarterly report to the Administrative Agent and the Lenders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in an amount equal to or in excess of $5,000,000 to the extent not previously reported) against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Administrative Agent and the Lenders, and shall provide such other information at such time as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 8.4, the Borrower upon request of the Administrative Agent or the Requisite Lenders shall promptly give writ ten notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause
(i) or (ii) above and provide such other information as may be reasonably requested and available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters. Notwithstanding the foregoing, the Borrower shall not be not required to disclose any information which is subject to the attorney-client privilege.

          8.5. Intentionally Omitted.
               ---------------------

          8.6. ERISA Notices. The Borrower shall deliver or cause to be
               -------------
delivered to the Administrative Agent (with copies for each of the Lenders), at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

          (a) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of an Authorized Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (b) within fifteen (15) Business Days after the Borrower knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred with respect to the Borrower, any ERISA Affiliate or any Plan, a statement of an Authorized Financial Officer of the Borrower describing such transaction with respect to the Borrower, any ERISA Affiliate or any Plan and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

          (c) within fifteen (15) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (Form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (d) within fifteen (15) Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

          (e) within fifteen (15) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all written communications received by the Borrower or any ERISA Affiliate with respect to such request;

          (f) within fifteen (15) Business Days after the occurrence of any material increase in the benefits of any existing Benefit Plan or Multiemployer Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

          (g) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (h) within fifteen (15) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter to the extent any of the foregoing would have a Material Adverse Effect;

          (i) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (j) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment which failure has not been cured, a notification of such failure; and

          (k) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or has given written notice that it will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings.

For purposes of this Section 8.6, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the "Administrator" of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

          8.7. Environmental Notices. The Borrower shall notify the
               ---------------------
Administrative Agent (with copies for each of the Lenders) in writing, promptly upon any Officer of the Borrower responsible for the environmental matters at any Property of the Borrower learning thereof, of any of the following (together with any material documents and correspondence received or sent in connection therewith):

          (a) notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment, if such liability would result in a Material Adverse Effect;

          (b) notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which would have a Material Adverse Effect;

          (c) notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect;

          (d) notice of violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law which violation would have a Material Adverse Effect;

          (e) commencement or written threat of any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law, which would result in a Material Adverse Effect; or

          (f) any proposed acquisition of stock, assets, real estate, or leasing of Property by the Borrower or any of its Subsidiaries that would subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs which would result in a Material Adverse Effect.

          8.8. Labor Matters. The Borrower shall notify the Administrative Agent
               -------------
(with copies for each of the Lenders) in writing, promptly upon the Borrower's learning thereof, of any labor dispute to which the Borrower or any of its Subsidiaries is reasonably expected to become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons' and other facilities) which would result in a Material Adverse Effect.

          8.9. Notices of Asset Sales and/or Acquisitions. The Borrower shall
               ------------------------------------------
deliver to the Administrative Agent and the Lenders written notice of each of the following not less than five (5) Business Days prior to the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, (b) an acquisition of assets, in a single transaction or series of related transactions within the two preceding calendar quarter period, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, exclusive of the granting of Liens on equipment which do not exceed $250,000 in the aggregate. In addition, simultaneously with delivery of any such notice, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying that Borrower is in compliance with this Agreement and the other Loan Documents both on a historical basis and on a pro forma basis, exclusive of the property sold, transferred and/or encumbered and inclusive of the property to be acquired or the indebtedness to be incurred.

          To the extent such proposed transaction would result in a failure to comply with the financial covenants set forth herein, proceeds of such transaction (together with such additional amounts as may be required), in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that Borrower will be in compliance with the covenants set forth herein upon the consummation of the contemplated transaction, shall be applied to prepay the Obligations.

          8.10. Notices of Minority Holdings. The Borrower shall deliver to the
                ----------------------------
Administrative Agent and the Lenders written notice of each of the following not less than two (2) Business Days prior to the occurrence thereof: (a) the acquisition of an interest in a Minority Holding in excess of $1,000,000, (b) the investment of an amount in excess of $1,000,000 in a Minority Holding of which the Administrative Agent and the Lenders have not previously received notice, and (c) the sale of an interest in a Subsidiary that results in the same becoming a Minority Holding. Simultaneously with the delivery of the Compliance Certificates, the Borrower shall deliver to the Administrative Agent and the Lenders written notice of the formation of any other Minority Holding.

          8.11. Tenant Notifications. The Borrower shall promptly notify the
                --------------------
Administrative Agent upon obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than three and one half percent (3.5%) of the Borrower's share of consolidated minimum rent is attributable to such tenant.

          8.12. Other Reports. The Borrower shall deliver or cause to be
                -------------
delivered to the Administrative Agent (with copies for each of the other Lenders) copies of all financial statements and reports, if any, sent or made available generally by the Company and/or the Borrower to its respective Securities holders, including, without limitation, supplemental quarterly forms, or (to the extent not otherwise provided hereunder), all press releases made available generally by the Company and/or the Borrower or any of their Subsidiaries to the public concerning material adverse developments in the business of the Company, the Borrower or any such Subsidiary and all material notifications received by the Company, the Borrower or their Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

          8.13. SEC Filings. The Borrower shall deliver to the Administrative
                -----------
Agent copies of any documents filed by Reckson with the SEC in connection with the Borrower, the Company and/or their Consolidated Subsidiaries, as soon as practicable after, and in any event within three (3) days of, such filing.

          8.14. Capital Expenditure Summaries. As soon as practicable and in any
                -----------------------------
event by February 15 of each calendar year, the Borrower shall deliver to the Administrative Agent (i) an annual summary of any and all capital expenditures made at each of the Projects during the prior Fiscal Year and (ii) a budget for all Capital Expenditures proposed for each Project for the current Fiscal Year, on a property-by-property basis.

          8.15. Other Information. Promptly upon receiving a request therefor
                -----------------
from the Administrative Agent or any Arranger, the Borrower shall prepare and deliver to the Administrative Agent (with copies for each of the other Lenders) such other information with respect to the Company, the Borrower or any of its Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or the Arranger.


                                   ARTICLE IX
                              AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

          9.1. Existence, Etc. The Borrower shall, and shall cause each of its
               ---------------
Subsidiaries to, at all times maintain its corporate existence or existence as a limited partnership, limited liability company or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises will not have a Material Adverse Effect.

          9.2. Powers; Conduct of Business. The Borrower shall remain qualified,
               ---------------------------
and shall cause each of its Subsidiaries to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing if the failure to do so will have a Material Adverse Effect.

          9.3. Compliance with Laws, Etc. The Borrower shall, and shall cause
               --------------------------
each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Projects) and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above will not have a Material Ad verse Effect.

          9.4. Payment of Taxes and Claims. (a) The Borrower shall pay, and
               ---------------------------
cause each of its Subsidiaries to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all material Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than Customary Permitted Lien for property taxes and assessments not yet due upon any of the Borrower's or any of its Subsidiaries' Property, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause
(i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          9.5. Insurance. The Borrower shall maintain for itself and its
               ---------
Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 7.1-T or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained with insurers having an Alfred M. Best Company, Inc. rating of "A" or better and a financial size category of not less than IX.

          9.6. Inspection of Property; Books and Records; Discussions. The
               ------------------------------------------------------
Borrower shall permit, and cause each of its Subsidiaries and the Company to permit, any authorized representative(s) designated by the Administrative
Agent, the Arranger or any other Lender to visit and inspect any of the Projects, to examine, audit, and check their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor's expense. The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries will be made in conformity with GAAP.

          9.7. ERISA Compliance. The Borrower shall, and shall cause each of its
               ----------------
Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

          9.8. Maintenance of Property. The Borrower shall, and shall cause each
               -----------------------
of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair (ordinary wear and tear excepted), and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such applicable Subsidiary. Without any limitation on the foregoing, the Borrower shall maintain the Projects in a manner such that each Project can be used in the manner and substantially for the purposes such Project is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Project.

          9.9. Company Status. Reckson, as the owner of the Company, shall at
               --------------
all times retain direct or indirect, through the Company, management and control of the Borrower.

          9.10. Ownership of Projects, Minority Holdings and Property. The
                -----------------------------------------------------
ownership of substantially all wholly owned Projects, Minority Holdings and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by the Company.

          9.11. Ownership of Projects. Except as otherwise described on SCHEDULE
                ---------------------
7.1-U, the Borrower shall own, directly or indirectly, 100% fee simple title to each of the Projects owned as of the date hereof.

          9.12. Negative Pledge. At such time as the Revolving Credit Agreement
                ---------------
and the Existing Credit Agreement shall be terminated or otherwise modified to exclude prohibitions on negative pledges, Borrower shall grant a negative pledge to Lenders under this Agreement such that neither Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property other than Liens permitted under Section 10.2 of the Revolving Credit Agreement. Nothing contained in this
Section 9.12 shall be construed as an agreement prohibiting the creation or assumption of any Lien upon the properties, revenues or assets of Borrower or any of its Subsidiaries in contravention of the Revolving Credit Agreement or the Existing Credit Agreement.

          9.13. Affirmative Covenants of Mortgagor. Mortgagor, by execution of
                ----------------------------------
this Agreement, hereby agrees to keep and perform the covenants and agreements set forth in this Article IX applicable to the Mortgagor.

                                    ARTICLE X
                               NEGATIVE COVENANTS

          Borrower covenants and agrees that it shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

          10.1. Sale of Projects. Neither the Borrower nor any of its
                ----------------
Subsidiaries shall sell, transfer or convey the Projects listed on SCHEDULE B hereto, whether now owned or hereafter acquired, or sell, transfer or convey any other Project; provided, however, that the Borrower and its Subsidiaries may sell, assign or convey any of such Projects, provided that the Borrower shall comply with the provisions of Section 4.1(d) hereof.

          10.2. Intentionally Omitted.
                ---------------------

          10.3. Indebtedness. None of the Borrower, the Company or any of their
                ------------
respective Subsidiaries shall create, incur, assume or otherwise become or remain directly or indirectly liable for any Indebtedness, except nonrecourse Indebtedness incurred in a single occurrence in connection with Borrower's acquisition or refinancing of a Project and having an LTV Ratio of less than or equal to 75%.

          10.4. Conduct of Business. Neither the Borrower nor any of its
                -------------------
Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, re-developing and managing predominantly office and industrial Projects and portfolios of like Projects, and (b) any business or activities which are substantially similar, related or incidental thereto.

          10.5. Transactions with Partners and Affiliates. Neither the Borrower
                -----------------------------------------
nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any trans action (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, unless such transaction is determined by the respective Boards of Directors (or managers or trustees) of the Company to be no less favorable to the Borrower or any of its Subsidiaries than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate (other than transactions permitted by Section 2.3). Nothing contained in this Section 10.5 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries; (b) payment of officers', managers', trustees', directors', partners' and other similar indemnities; (c) performance of any obligations arising under the Loan Documents; or (d) loans to Persons in connection with such Person's contribution of Real Property to the Consolidated Businesses.

          10.6. Restriction on Fundamental Changes. The Borrower shall not enter
                ----------------------------------
into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's business or Property, whether now or hereafter acquired, except in connection with issuance, transfer, conversion or repurchase of limited partnership interests in the Borrower or as otherwise permitted hereby. Notwithstanding the foregoing, the Borrower shall be permitted to merge or consolidate with another Person so long as the Borrower is the surviving Person following such merger or consolidation, and the Borrower shall be permitted to merge or consolidate with Reckson or another Person so long as Reckson is the surviving Person following any such merger or consolidation.

          10.7. Margin Regulations; Securities Laws. None of the Borrower nor
                -----------------------------------
any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock, except as other wise contemplated by the Mergers.

          10.8. ERISA. The Borrower shall not and shall not permit any of its
                -----
Subsidiaries or ERISA Affiliates to:

          (a) engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL, except to the extent engaging in such transaction would not have a Material Adverse Effect;

          (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

          (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (d) terminate any Benefit Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

          (e) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto, except to the extent such failure would not have a Material Adverse Effect;

          (f) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

          (g) amend a Benefit Plan resulting in an in crease in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code.

          10.9. Organizational Documents. Neither the Company nor the Borrower
                ------------------------
shall amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of the Borrower, provided that the Borrower shall have provided the Administrative Agent with thirty (30) days prior written notice of any such name change, or (b) changes that would not affect such Organizational Documents in any material manner not otherwise permitted under this Agreement.

          10.10. Fiscal Year. Neither the Company, the Borrower, nor any of
                 -----------
their respective Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

          10.11. Financial Covenants.
                 -------------------

          (a) Maximum Leverage Ratio. As of the first day of each calendar
              ----------------------
quarter, for the immediately preceding calendar quarter, the ratio (the "Leverage Ratio"), expressed as a percentage, of (i) Total Outstanding Indebtedness to (ii) Capitalization Value shall at no time exceed fifty-five per cent (55%).

          (b) Minimum Total Interest Expense Ratio. As of the first day of each
              ------------------------------------
calendar quarter for the immediately preceding calendar quarter, the ratio of
(i) Total NOI to (ii) Total Interest Expense shall not be less than 2.1 to 1.0.

          (c) Minimum Fixed Charge Coverage Ratio. As of the first day of each
              -----------------------------------
calendar quarter for the immediately preceding calendar quarter, the ratio of
(i) Total NOI to (ii) Fixed Charges shall not be less than 1.6 to 1.0.

          (d) Minimum Debt Yield. As of the first day of each calendar quarter
              ------------------
for the immediately preceding calendar quarter, the ratio (the "Debt Yield"), expressed as a percent age, of (i) Total NOI multiplied by four (4), to (ii) Total Outstanding Indebtedness shall not be less than 16%.

          (e) Maximum Unencumbered Value Ratio. As of the first day of each
              --------------------------------
calendar quarter for the immediately preceding calendar quarter, the ratio, expressed as a percentage, of (i) Unsecured Indebtedness to (ii) Unencumbered Value shall not exceed fifty percent (50%).

          (f) Minimum Unsecured Interest Expense Coverage Ratio. As of the first
              -------------------------------------------------
day of each calendar quarter, for the immediately preceding calendar quarter, the ratio of (i) Unencumbered NOI to (ii) Unsecured Interest Expense shall not be less than 2.5 to 1.0.

          (g) Minimum Unsecured Debt Yield. As of the first day of each calendar
              ----------------------------
quarter for the immediately preceding calendar quarter, the ratio (the "Minimum Unsecured Debt Yield"), expressed as a percentage, of (i) Unencumbered NOI multiplied by four (4) to (ii) Unsecured Indebtedness shall not be less than nineteen percent (19%).

          (h) Negative Pledge. From and after the date here of, neither the
              ---------------
Borrower nor the Company will, and will not permit any Subsidiary, to enter into any agreement containing any provision prohibiting the creation or assumption of any Lien upon its properties (other than with respect to prohibitions on subordinate liens set forth in a mortgage on a particular property), revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or modify this Agreement or any other Loan Document.

          10.12. Pro Forma Calculations. In connection with an acquisition or
                 ----------------------
disposition of a Project owned by the Consolidated Businesses or a Property owned by a Minority Holding, certain financial ratios shall be calculated as follows on a pro forma basis (with respect to the pro rata share of the Borrower or the Company in the case of an acquisition or disposition by a Minority Holding, as applicable), which pro forma calculation shall be effective until the first day of the second calendar quarter following an acquisition (or such earlier test period, as applicable), at which time actual performance will be utilized for such calculations.

          (a) NOI. NOI for the acquired Project, as of the first day of a fiscal
              ---
quarter for the immediately preceding fiscal quarter, shall be deemed to be the "In-Place NOI" from such acquired Project during such preceding fiscal quarter following Borrower's acquisition of such Project. For the purposes of this
Section 10.12(a), In-Place NOI for any period shall mean the NOI for such period adjusted to include the portion of NOI from leases expiring during such period and leases commencing during such period, but, in either case, only to the extent allocable to such period.

          (b) Total NOI. The pro forma calculation of NOI for the acquired
              ---------
Project shall be added to the calculation of Total NOI.

          (c) Unencumbered NOI. If, after giving effect to an acquisition of a
              ----------------
Project wholly-owned by the Consolidated Businesses, the acquired Project will not be encumbered by Secured Indebtedness, the pro forma NOI for the acquired Project shall be added to the calculation of Unencumbered NOI.

          (d) Capitalization Value. Capitalization Value for the acquired
              --------------------
Project shall be deemed to be the lesser of (x) the purchase price of the Project and (y) the quotient of the pro forma calculation of NOI and the Weighed Average Capitalization Rate.

          (e) Total Outstanding Indebtedness. Any Indebtedness incurred and/or
              ------------------------------
assumed in connection with such acquisition, including the pro rata share of recourse Indebtedness allocable to the Consolidated Businesses in connection with an acquisition by a Minority Holding, shall be added to the calculation of Total Outstanding Indebtedness.

          10.13. Negative Covenants with respect to the Company.
                 ----------------------------------------------

          (a) From and after the date hereof, the Company will not acquire any assets of any nature whatsoever other than additional units in the Borrower.

          (b) From and after the date hereof, the Company will not incur any Indebtedness or any other obligations or liabilities except as the general partner of the Borrower in connection with trade payables incurred in the ordinary course of business.

          (c) From and after the date hereof, the Company will not retain any Net Offering Proceeds, and the same will be contributed by the Company to the Borrower simultaneously with receipt thereof by the Company.

          (d) The Company shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, any of its business or assets, including its interests in the Borrower. Notwithstanding the foregoing, the Company shall be permitted to merge or consolidate with an other Person so long as the Company is the surviving Person following such merger and Reckson maintains a 100% ownership interest in the Company, and the Company may merge or consolidate with Reckson or another Person so long as Reckson is the surviving Person following any such merger or consolidation and Reckson retains not less than a 66 2/3% interest in the Borrower.


                                   ARTICLE XI
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          11.1. Events of Default. Each of the following occurrences shall
                -----------------
constitute an Event of Default under this Agreement:

          (a) Failure to Make Payments When Due. The Borrower shall fail to pay
              ---------------------------------
(i) when due any principal payment on the Obligations which is due on the Termination Date or pursuant to the terms of Section 2.1(a), Section 2.4,
Section 4.1(a), or Section 4.1(d) or (ii) when due, any interest payment on the Obligations, or (iii) when due, any principal payment on the Obligations not referenced in clauses (i) or (ii) hereinabove or (iv) when due, any fees due.

          (b) Breach of Certain Covenants. The Borrower shall fail duly and
              ---------------------------
punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 9.1, 9.4, 9.5, 9.10, 9.11 or Article X.

          (c) Breach of Representation or Warranty. Any representation or
              ------------------------------------
warranty made by the Borrower, or any Guarantor to the Administrative Agent, the Arranger or any other Lender herein or by the Borrower or any Guarantor or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

          (d) Other Defaults. The Borrower shall default in the performance of
              --------------
or compliance with any term contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for thirty (30) days after receipt of written notice from the Administrative Agent thereof.

          (e) Acceleration of Other Indebtedness. Any breach, default or event
              ----------------------------------
of default shall occur and be continuing, or any other condition shall exist under any instrument, agreement or indenture pertaining to any recourse Indebtedness (other than the Obligations) of the Company, the Borrower or their Subsidiaries, in excess of $1,000,000 in aggregate, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

          (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.
              -----------------------------------------------------

          (i) An involuntary case shall be commenced against the Company, the Borrower or any of their Subsidiaries, and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, the Borrower or any such Subsidiaries of the Borrower in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the respective board of directors of the Company, or Limited Partners of the Borrower, or the board of directors or partners of any such Subsidiaries of the Borrower (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the fore going.

          (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, the Borrower or any of their Subsidiaries, or over all or a substantial part of the Property of the Company, the Borrower or any of such Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company, the Borrower or any of such Subsidiaries or of all or a substantial part of the Property of the Company, the Borrower or any of such Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any of the Company, the Borrower or any of such Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any of the Company or Limited Partners of the Borrower or the board of directors or partners of any of Borrower's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

          (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. The Company,
              ---------------------------------------------------
the Borrower or any of their Subsidiaries, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or the Company, the Borrower or any of such Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

          (h) Judgments and Unpermitted Liens.
              -------------------------------

          (i) Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $2,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

          (ii) A federal, state, local or foreign tax Lien is filed against the Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within sixty (60) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above, equals or exceeds $2,000,000.

          (iii) An Environmental Lien is filed against any Project with respect to Claims in an amount which, either separately or when aggregated with the amount of all other such Environmental Liens, equals or exceeds $2,000,000.

          (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower decreeing its involuntary dissolution or split up; or the Borrower shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

          (j) Loan Documents. At any time, for any reason, any Loan Document
              --------------
ceases to be in full force and effect or the Borrower seeks to repudiate its obligations thereunder.

          (k) ERISA Termination Event. Any ERISA Termination Event occurs which
              -----------------------
the Administrative Agent believes could subject any of the Borrower or any ERISA Affiliate to liability in excess of $500,000.

          (l) Waiver Application. The plan administrator of any Benefit Plan
              ------------------
applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability in excess of $500,000.

          (m) Material Adverse Effect. An event shall occur which has a Material
              -----------------------
Adverse Effect.

          (n) Certain Defaults Pertaining to the Company. The Company shall fail
              ------------------------------------------
to comply with Sections 9.9, or 7.1(a)(ii), (b), (d), (l), or (o).

          (o) Merger or Liquidation of the Company or the Borrower. The Company
              ----------------------------------------------------
shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, the Company or Reckson is not the surviving Person. The Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto the Borrower or Reckson is not the surviving Person.

          An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 14.7.

          11.2. Rights and Remedies.
                -------------------

          (a) Acceleration and Termination. Upon the occurrence of any Event of
              ----------------------------
Default described in Sections 11.1(f) or 11.1(g), the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, with out presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and, upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%), by written notice to the Borrower, (i) declare that the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

          (b) Rescission. If at any time after termination of the Commitments
              ----------
and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.7, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

          (c) Enforcement. The Borrower acknowledges that in the event the
              -----------
Borrower or any of its Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Lenders; therefore, the Borrower agrees that the Administrative Agent and the other Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


                                   ARTICLE XII
                                   THE AGENTS

          12.1. Appointment. (a) Each Lender hereby designates and appoints UBS
                -----------
as the Administrative Agent and WDR as the Arranger and the Book Manager under this Agreement, and each Lender hereby irrevocably authorizes the Administrative Agent, the Arranger and the Book Manager to take such actions on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Administrative Agent, the Arranger and the Book Manager each agrees to act as such on the express conditions contained in this Article XII.

          (b) The provisions of this Article XII are solely for the benefit of the Administrative Agent, the Arranger, the Book Manager and the other Lenders, and neither the Borrower, the Company nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7). In per forming its respective functions and duties under this Agreement, the Administrative Agent, the Arranger and the Book Manager shall act solely as agents of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Company, the Borrower or any Subsidiary of the Borrower. The Administrative Agent, the Arranger and the Book Manager may perform any of their respective duties hereunder, or under the Loan Documents, by or through their respective agents or employees.

          12.2. Nature of Duties. The Administrative Agent, the Arranger and the
                ----------------
Book Manager shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent, the Arranger and the Book Manager shall be mechanical and administrative in nature. None of the Administrative Agent, the Arranger or the Book Manager shall have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent, the Arranger or the Book Manager any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. The Administrative Agent, the Arranger and the Book Manager each hereby agrees that its duties shall include providing copies of documents received by such Agent from the Borrower which are reasonably requested by any Lender, furnishing copies of documents to each Lender, upon request, of documents sent by the Agent to the Borrower and promptly notifying each Lender upon its obtaining actual knowledge of the occurrence of the Event of Default hereunder. In addition, the Administrative Agent shall deliver to each Lender, promptly after receipt thereof, copies of those documents and reports received by it pursuant to Sections 8.2 (other than clause (b)(iv)) and 8.3.

          12.3. Right to Request Instructions. The Administrative Agent, the
                -----------------------------
Arranger and the Book Manager may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, the Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Lender shall have any right of action whatsoever against the Administrative Agent, the Arranger or the Book Manager as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

          12.4. Reliance. The Administrative Agent, the Arranger and the Book
                --------
Manager shall each be entitled to rely upon any written notices, statements, certificates, orders or other documents believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

          12.5. Indemnification. To the extent that the Administrative Agent,
                ---------------
the Arranger or the Book Manager is not reimbursed and indemnified by the Borrower the Lenders will reimburse and indemnify such Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share. Notwithstanding anything to the contrary contained herein, none of the Administrative Agent, the Arranger or the Book Manager shall be indemnified to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suite, costs and expenses result from such Person's gross negligence, willful misconduct or breach of this Article XII. Such Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by such Agent from the Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans and all other Obligations and the termination of this Agreement.

          12.6. Agent Individually. With respect to their respective Pro Rata
                ------------------
Share of the Commitments hereunder, if any, and the Loans made by them, if any, the Administrative Agent, the Arranger or the Book Manager shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include UBS in its respective individual capacity as a Lender or as one of the Requisite Lenders. UBS and each of its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if UBS was not acting as the Administrative Agent.

          12.7. Successor Agents.
                ----------------

          (a) Resignation. The Agent may resign from the performance of all its
              -----------
functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the other Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to this Section 12.7.

          (b) Appointment by Requisite Lenders. Upon any such resignation
              --------------------------------
becoming effective, (i) if the Arranger shall then be acting with respect to this Agreement, the Arranger shall become the Administrative Agent or (ii) if no Arranger shall then be acting with respect to this Agreement, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders with the prior written consent of the Borrower which shall not be unreasonably withheld.

          (c) Appointment by Retiring Agent. If a successor Administrative Agent
              -----------------------------
shall not have been appointed within the thirty (30) Business Day or shorter period provided in paragraph (a) of this Section 12.7, the retiring Agent shall then appoint a successor Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above with the prior written consent of the Borrower which shall not be unreasonably withheld.

          (d) Rights of the Successor and Retiring Agents. Upon the acceptance
              -------------------------------------------
of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

          12.8. Relations Among the Lenders. Each Lender agrees that it will not
                ---------------------------
take any legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder with respect to any of the Obligations, without the prior written consent of the Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitment except in accordance with Section 11.2(a).

          12.9. Standard of Care. The Administrative Agent and the Arranger
                ----------------
shall administer the Loans in the same manner that the Agent administers loans made for its own account.


                                  ARTICLE XIII
                                YIELD PROTECTION

          13.1. Taxes.
                -----

          (a) Payment of Taxes. Any and all payments by the Borrower hereunder
              ----------------
or under the Notes or other document evidencing any Obligations of such Person shall be made, in accordance with Section 4.2, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Govern mental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). Except as otherwise provided herein, if the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, (x) the sum payable to such Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 13.1) such Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) Indemnification. Except as otherwise provided herein, the Borrower
              ---------------
will indemnify each Lender against, and reimburse each within ten (10) Business Days after written demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 13.1 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable, to the extent not paid by the Borrower pursuant to Section 13.1 hereof. A certificate as to any additional amount payable to any Person under this
Section 13.1 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties here to. Each Lender agrees, within a reasonable time after receiving a written request from the Borrower to provide the Borrower and the Administrative Agent with such certificates and other documents as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 13.1 in respect of any payments under this Agreement or under the other Loan Documents. If any Lender receives any refund with respect to any Taxes, such Lender shall promptly remit such refund to the Borrower.

          (c) Receipts. Within thirty (30) days after the date of any payment of
              --------
Taxes by the Borrower will furnish to the Administrative Agent, at its address referred to in Section 14.8, the original or a certified copy of a receipt evidencing payment thereof.

          (d) Foreign Bank Certifications. (i) Each Lender that is not created
              ---------------------------
or organized under the laws of the United States or a political subdivision thereof shall deliver to each of the Borrower and the Administrative Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to
Section 14.1 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)).

          (ii) Each Lender further agrees to deliver to each of the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this Section 13.1(d). Each certificate required to be delivered pursuant to this Section 13.1(d)(ii) shall certify as to one of the following:

          (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

          (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 13.1(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

          (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

Each Lender agrees to deliver to each of the Borrower and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or other wise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and the Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

          (iii) Notwithstanding anything to the contrary contained in this
Section 13.1, the Borrower will not be required to make any additional payment to or for the account of any Lender under Section 13.1(a) or (b) by reason of
(x) a breach by such Lender of any certification or representation set forth in any form furnished to the Borrower under Section 13.1(d), or (y) such Lender's failure or inability to furnish under Section 13.1(d) an original of an extension or renewal of a Form 1001 or Form 4224 (or successor form), as applicable, unless such failure or inability results from a change (after the date such Lender became a Lender party hereto) in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in any applicable tax treaty).

          13.2. Increased Capital. If after the date hereof any Lender
                -----------------
determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and
(ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans or other advances made hereunder or the existence of any Lender's obligation to make Loans, then, in any such case, within ten (10) Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

          13.3. Changes; Legal Restrictions. If after the date hereof any Lender
                ---------------------------
determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

          (a) subjects a Lender (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender reasonably determines to be applicable to the Commitments of the Lenders to make Eurodollar Rate Loans or change the basis of taxation of payments to that Lender of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans (other than taxes excluded in Section 13.1(a) hereof); or

          (b) imposes, modifies, or holds applicable, in the determination of a Lender, any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit ex tended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender in respect of Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Commitment or to reduce any amount receivable thereunder; then, in any such case, within ten (10) Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

          13.4. Replacement of Certain Lenders. In the event a Lender (a
                ------------------------------
"Designated Lender") shall have (i) requested additional compensation from the Borrower under Section 13.1 or under Section 13.2 or under Section 13.3, (ii) failed to make its Pro Rata Share of any Loan requested to be made hereby or
(iii) failed to make any Loan at the Eurodollar Rate, the Borrower may, at its sole election, make written demand on such Designated Lender (with a copy to the Administrative Agent) for the Designated Lender to assign, and such Designated Lender shall assign pursuant to one or more duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrower or the Administrative Agent shall have identified for such purpose, all of such Designated Lender's right and obligations under this Agreement, the Notes and the other Loan Documents (including, without limitation, its Commitment and all Loans owing to it) in accordance with Section 14.1. All out-of-pocket expenses incurred by the Administrative Agent in connection with the foregoing shall be for the sole account of the Borrower and shall constitute Obligations hereunder. In no event shall Borrower's election under the provisions of this Section 13.4 affect its obligation to pay the additional compensation required under either
Section 13.1, Section 13.2 or Section 13.3.

          13.5. Mitigation. Each Lender shall notify the Borrower of any event
                ----------
occurring after the date of this Agreement entitling such Lender to compensation under Sections 13.1, 13.2 or 13.3 as promptly as practicable, but in any event, within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to Sections 13.1, 13.2 or 13.3 in respect of any costs resulting from such event, only be entitled to payment under Sections 13.1, 13.2 or 13.3 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.


                                   ARTICLE XIV
                                  MISCELLANEOUS

          14.1. Assignments and Participations.
                ------------------------------

          (a) Assignments. No assignments or participations of any Lender's
              -----------
rights or obligations under this Agreement shall be made except in accordance with this Section 14.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans) in accordance with the provisions of this Section 14.1.

          (b) Limitations on Assignments. For so long as no Event of Default has
              --------------------------
occurred and is continuing, each assignment shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement and, in the case of a partial assignment, shall be in a minimum principal amount of $5,000,000 (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign or participate its entire interest), (ii) each such assignment shall be to an Eligible Assignee, (iii) each assignment shall be subject to the reasonable approval of the Agent and the Borrower, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, and (v) each Agent shall maintain a minimum Commitment in an amount greater than the Commitment of any other Lender. Upon the occurrence and continuance of an Event of Default, none of the foregoing restrictions on assignments shall apply, provided, however, that while an Event of Default (other than an Event of Default that shall have required that the Administrative Agent shall have delivered a notice of the underlying default) shall be continuing but prior to acceleration of the Loans, the applicable Lender shall give the Borrower five
(5) days' written notice by telecopy of its intention to assign any or all of its interest in this Agreement. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B)
 the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto) and (C) the Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loans.

          (c) The Register. The Administrative Agent shall maintain at its
              ------------
address referred to in Section 14.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitment of, and the principal amount of the Loans under the Commitments owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower the Administrative Agent and the other Lenders and each other party to a Loan Document may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Fee. Upon its receipt of an Assignment and Acceptance executed by
              ---
the assigning Lender and an Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Administrative Agent), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.

          (e) Participations. Each Lender may sell participations to one or
              --------------
more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitment hereunder and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) each participation shall be in a minimum amount of $5,000,000, and (v) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations.

          (f) Information Regarding the Borrower. Any Lender may, subject to the
              ----------------------------------
provisions of Section 14.22, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower.

          (g) Payment to Participants. Anything in this Agreement to the
              -----------------------
contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

          (h) Lenders' Creation of Security Interests. Notwithstanding any other
              ---------------------------------------
provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

          14.2. Expenses.
                --------

          (a) Generally. The Borrower agrees promptly upon demand to pay, or
              ---------
reimburse the Administrative Agent for the reasonable fees, expenses and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP (but not of other legal counsel) and for all other reasonable out-of-pocket costs and expenses incurred by the Administrative Agent or the Arranger in connection with (i) the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI), the Loan Documents, and the making of the Loans hereunder; (iii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same; and (iv) any other amendments, modifications, agreements, assignments, restatements or supplements to any of the Loan Documents requested by Borrower and the preparation, negotiation, and execution of the same.

          (b) After Default. The Borrower further agrees to pay or reimburse the
              -------------
Administrative Agent, the Arranger and each of the Lenders upon demand for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by such entity after the occurrence and during the continuance of an Event of Default (i) in enforcing any Loan Document or Obligation, the collection of any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; or (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Project, any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

          14.3. Indemnity. The Borrower further agrees (a) to defend, protect,
                ---------
indemnify, and hold harmless the Administrative Agent, the Arranger and each and all of the other Lenders and each of their respective officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, reasonable costs, reasonable expenses and reasonable disbursements (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, the making of the Loans hereunder, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrower, any of its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or any of its Subsidiaries, or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters"); provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and (b) not to assert any claim against any of the Indemnitees, on any theory of liability, for consequential or punitive damages arising out of, or in any way in connection with, the Commitments, the Credit Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

          14.4. Change in Accounting Principles. If any change in the accounting
                -------------------------------
principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company or the Borrower as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Administrative Agent and the Borrower, to so reflect such change in accounting principles.

          14.5. Intentionally Omitted.
                ---------------------

          14.6. Ratable Sharing. The Lenders agree among themselves that (i)
                ---------------
with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the costs and fees described in Section 5.2(f) and Article XIII) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the costs and fees described in Section 5.2(f) and Article XIII), (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          14.7. Amendments and Waivers.
                ----------------------

          (a) General Provisions. Unless otherwise provided for or required in
              ------------------
this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower. In the event that the Administrative Agent shall request the agreement of the Lenders to any amendment, modification or waiver, if any Lender shall fail to respond to any such request within fifteen (15) days after receipt of such request, such Lender's approval thereto shall be deemed to have been given; provided, however, that such request shall state, in capital letters that "FAILURE TO RESPOND TO THIS REQUEST WITHIN FIFTEEN (15) DAYS AFTER RECEIPT, SHALL BE DEEMED CONSENT TO THE ENCLOSED REQUEST". No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, waivers and consents not specifically reserved to the Administrative Agent, the Arranger or the other Lenders in Section 14.7(b), 14.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          (b) Amendments, Consents and Waivers by Affected Lenders. Any
              ----------------------------------------------------
amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

         (i) waiver of any of the conditions specified in Section 6.1 (except with respect to a condition based upon an other provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

         (ii) increase in the amount of such Lender's Commitment,

         (iii) reduction of the principal of, rate or amount of interest on the Loans, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), and

         (iv) postponement or extension of any date (other than the Termination Date postponement or extension of which is governed by Section 14.7(c)(i)) fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by
         Section 4.2(b)).

          (c) Amendments, Consents and Waivers by All Lenders. Any amendment,
              -----------------------------------------------
modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

         (i) postponement of the Termination Date, or increase in the Maximum Credit Amount to any amount in excess of $130,000,000,

         (ii) change in the definition of Requisite Lenders or in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,

         (iii)  amendment of Section 14.6 or this Section 14.7,

         (iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower,

         (v) waiver of any Event of Default under Section 11.1(a), Section 11.1(f) or Section 11.1(g), and

         (vi) amendment or release of the Guaranty other than a release of any Guarantor in connection with the sale, transfer or other disposition thereof or the refinancing of any Project thereof otherwise permitted hereunder.

          (d) Administrative Agent Authority. Subject to the second succeeding
              ------------------------------
sentence of this subsection (d), the Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 14.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within fifteen (15) days after such request, then such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent's sole discretion, to such requests on behalf of such Lender as such Lenders' attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

          14.8. Notices. Unless otherwise specifically provided herein, any
                -------
notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Administrative Agent pursuant to Articles II, IV or XII shall not be effective until received by the Administrative Agent.

For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 14.8) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

          14.9. Survival of Warranties and Agreements. All representations and
                -------------------------------------
warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans and, in the case of any Lender that may assign any interest in its Commitment or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder, and, except for the representations and warranties, the termination of this Agreement other than any of the foregoing set forth in
Section 13.1 or Section 13.2 or Section 13.3 or Section 5.2(f) shall survive for thirty (30) days after termination of this Agreement.

          14.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No
                 -----------------------------------------------------
failure or delay on the part of the Administrative Agent or any other Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

          14.11. Payments Set Aside. To the extent that the Borrower makes a
                 ------------------
payment or payments to the Administrative Agent, any Arranger or any other Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          14.12. Severability. In case any provision in or obligation under this
                 ------------
Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          14.13. Headings. Section headings in this Agreement are included
                 --------
herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

          14.14. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE
                 -------------
RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

          14.15. Limitation of Liability. No claim may be made by any Lender,
                 -----------------------
the Arranger, the Administrative Agent, or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender, the Arranger and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          14.16. Successors and Assigns. This Agreement and the other Loan
                 ----------------------
Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. Except as otherwise provided in Section 10.6, the rights hereunder of the Borrower, or any interest therein, may not be assigned without the written consent of all Lenders.

          14.17. Certain Consents and Waivers of the Borrower.
                 --------------------------------------------

          (a) PERSONAL JURISDICTION. (i) EACH OF THE AGENT, THE LENDERS AND THE
              ---------------------
BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS
OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE AGENTS, THE LENDERS AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE AGENTS, THE LENDERS AND THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

          (ii) THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE ADMINISTRATIVE AGENT AND THE OTHER LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY OTHER LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

          (b) SERVICE OF PROCESS. THE BORROWER IRREVOCABLY CONSENTS TO THE
              ------------------
SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE
LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE OTHER LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

          (C) WAIVER OF JURY TRIAL. EACH OF THE AGENT AND THE OTHER LENDERS AND
              --------------------
THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          14.18. Counterparts; Effectiveness; Inconsistencies. This Agreement
                 --------------------------------------------
and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and each Agent and Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

          14.19. Limitation on Agreements. All agreements between the Borrower,
                 ------------------------
the Administrative Agent, the Arranger and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

          14.20. Disclaimers. The Administrative Agent, the Arranger and the
                 -----------
other Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Projects, including any TI Work. The Administrative Agent, the Arranger and the other Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against any of the Projects. The Borrower is not and shall not be an agent of the Agent, the Arranger or the other Lenders for any purposes and none of the Lenders, the Arranger, or the Agents shall be deemed partners or joint venturers with Borrower. None of the Administrative Agent, the Arranger or the other Lenders shall be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Administrative Agent, the Arranger or the other Lenders and the Borrower agrees to hold the Administrative Agent, the Arranger and the other Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

          14.21. Entire Agreement. This Agreement, taken together with all of
                 ----------------
the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, writ ten and oral, relating to the subject matter hereof.

          14.22. Confidentiality. Each of the Agent, the Arranger and the
                 ---------------
Lenders agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Agents or the Lenders from disclosing any such information (a) to the Agents, any other Lender or any Affiliate of any Lender (provided such Affiliate is made aware of the confidentiality of such information and agrees to keep such information confidential), (b) to any Assignee, Participant or prospective Assignee or Participant (provided such Person is made aware of the confidentiality of such information and agrees to keep such information confidential), (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of any Lender, Assignee, Participant, prospective Assignee or Participant who are advised of the provisions of this Section, (d) upon the request or demand of any Governmental Authority having or asserting jurisdiction over either Agent or any Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with the exercise of any remedy hereunder or under any other Loan Document or (i) upon the advice of counsel that such disclosure is required by law.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                BORROWER:

                                METROPOLITAN OPERATING PARTNERSHIP, L.P.
                                a Delaware limited partnership

                                By:  Metropolitan Partners LLC,
                                     its general partner


                                By:  /s/ Michael Maturo
                                   --------------------------------------
                                     Name:
                                     Title: Executive Vice President and
                                            Chief Financial Officer


                                Notice Address:
                                --------------

                                Reckson Associates Realty Corp.
                                225 Broadhollow Road
                                Melville, New York 11747
                                Telephone:  516-694-6900
                                Telecopy:   516-622-6786
                                Attention:  Michael Maturo
                                            Chief Financial Officer

MORTGAGOR: (for the purposes set forth in Section 7.1(x) and Section 9.13 hereto
---------
only)


                             810 7th AVENUE, L.P.,
                             a Delaware limited partnership

                             By:  810 7th Avenue GP LLC,
                                  its general partner

                                  By:  Metropolitan Operating
                                       Partnership, L.P.,
                                       its managing member

                                       By:  Metropolitan Partners LLC,
                                            its general partner


                                            By:  /s/ Michael Maturo
                                               -------------------------------
                                               Name:
                                               Title: Executive Vice President
                                                      and Chief Financial
                                                      Officer

ADMINISTRATIVE AGENT
--------------------
AND LENDER:                                 UBS AG, STAMFORD BRANCH
----------


                                            By: /s/ Jeffrey Walb
                                               --------------------------
                                                Name:
                                                Title: Executive Director



                                            By: /s/  Jeffrey Walb
                                               ---------------------------
                                                Name:
                                                Title: Executive Director

                                            Notice Address, Domestic and
                                            Eurodollar Lending Office:

                                            UBS AG, Stamford Branch
                                            299 Park Avenue
                                            New York, New York 10171
                                            Attn: Ms. Xiomara Martez
                                            Telecopy: (212) 821-4138


Pro Rata Share:  100%

Commitment: $130,000,000

ARRANGER AND
------------
BOOK MANAGER:                               WARBURG DILLON READ
------------


                                            By: /s/ Joseph Bassil
                                               --------------------------
                                               Name:
                                               Title: Executive Director




                                            By: /s/ Joseph Bassil
                                                --------------------------
                                                Name:
                                                Title: Executive Director

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------
Exhibit A           Form of Assignment and Acceptance
Exhibit B           Form of Note
Exhibit C           Form of Notice of Borrowing
Exhibit D           Form of Notice of Conversion/Continuation
Exhibit E           List of Closing Documents
Exhibit F           Form of Quarterly/Annual Compliance Certificate to Accompany
                    Reports
Exhibit G           Sample Calculations of Financial Covenants
Schedule A          Capitalization Rates
Schedule B          Projects
Schedule 1.1.1      Existing Permitted Liens
Schedule 1.1.2      Permitted Securities Options
Schedule 6.1(d)     Equity Changes
Schedule 7.1-A      Organizational Documents
Schedule 7.1-C      Corporate Structure; Outstanding Capital
                    Stock and Partnership Interests; Partnership Agreement
Schedule 7.1-H      Indebtedness for Borrowed Money; Contingent Obligations
Schedule 7.1-I      Pending Actions
Schedule 7.1-P      Environmental Matters
Schedule 7.1-Q      ERISA Matters
Schedule 7.1-R      Securities Activities
Schedule 7.1-T      Insurance Policies


                                TABLE OF CONTENTS


ARTICLE I
        DEFINITIONS
        1.1.  Certain Defined Terms...........................................1
        1.2.  Computation of Time Periods....................................30
        1.3.  Accounting Terms...............................................31
        1.4.  Other Terms....................................................31

ARTICLE II
        AMOUNTS AND TERMS OF LOANS
        2.1.  Loans..........................................................31
        2.2.  Intentionally Omitted..........................................33
        2.3.  Use of Proceeds of Loans.......................................33
        2.4.  Termination Date...............................................33
        2.5.  Maximum Credit Facility........................................34
        2.6.  Authorized Agents..............................................34

ARTICLE III
        INTENTIONALLY OMITTED

ARTICLE IV
        PAYMENTS AND PREPAYMENTS
        4.1.  Prepayments; Reductions in Commitments.........................35
        4.2.  Payments.......................................................37
        4.3.  Promise to Repay; Evidence of Indebtedness.....................41

ARTICLE V
        INTEREST AND FEES
        5.1.  Interest on the Loans and other Obligations....................43
        5.2.  Special Provisions Governing Eurodollar Rate Loans.............45

ARTICLE VI
        CONDITIONS TO LOANS
        6.1.  Conditions Precedent to the Loans..............................50

ARTICLE VII
        REPRESENTATIONS AND WARRANTIES
        7.1.  Representations and Warranties of the Borrower.................52

ARTICLE VIII
        REPORTING COVENANTS
        8.1.  Borrower Accounting Practices..................................64
        8.2.  Financial Reports..............................................64
        8.3.  Events of Default..............................................68
        8.4.  Lawsuits.......................................................68
        8.5.  Intentionally Omitted..........................................69
        8.6.  ERISA Notices..................................................69
        8.7.  Environmental Notices..........................................71
        8.8.  Labor Matters..................................................72

                                                                            Page
                                                                            ----

        8.9.  Notices of Asset Sales and/or Acquisitions.....................73
        8.10. Notices of.....................................................73
        8.11. Tenant Notifications...........................................73
        8.12. Other Reports..................................................74
        8.13. SEC Filings....................................................74
        8.14. Capital Expenditure Summaries..................................74
        8.15. Other Information..............................................74

ARTICLE IX
        AFFIRMATIVE COVENANTS
        9.1.  Existence, Etc.................................................75
        9.2.  Powers; Conduct of Business....................................75
        9.3.  Compliance with Laws, Etc......................................75
        9.4.  Payment of Taxes and Claims....................................75
        9.5.  Insurance......................................................76
        9.6.  Inspection of Property; Books and Records; Discussions.........76
        9.7.  ERISA Compliance...............................................76
        9.8.  Maintenance of Property........................................77
        9.9.  Company Status.................................................77
        9.10. Ownership of Projects, Minority Holdings and Property..........77
        9.11. Ownership of Projects..........................................77
        9.12. Negative Pledge................................................77
        9.13. Affirmative Covenants of Mortgagor.............................78

ARTICLE X
        NEGATIVE COVENANTS
        10.1. Sale of Projects...............................................78
        10.2. Intentionally Omitted..........................................78
        10.3. Indebtedness...................................................78
        10.4. Conduct of Business............................................78
        10.5. Transactions with Partners and Affiliates......................79
        10.6. Restriction on Fundamental Changes.............................79
        10.7. Margin Regulations; Securities Laws............................79
        10.8. ERISA..........................................................79
        10.9. Organizational Documents.......................................80
        10.10. Fiscal Year...................................................81
        10.11. Financial Covenants...........................................81
        10.12. Pro Forma Calculations........................................82
        10.13. Negative Covenants with respect to the Company................83

ARTICLE XI
        EVENTS OF DEFAULT; RIGHTS AND REMEDIES
        11.1.  Events of Default.............................................84
        11.2.  Rights and Remedies...........................................87

ARTICLE XII
        THE AGENTS
        12.1.  Appointment...................................................89
        12.2.  Nature of Duties..............................................89

                                                                            Page
                                                                            ----

        12.3.  Right to Request Instructions.................................90
        12.4.  Reliance......................................................90
        12.5.  Indemnification...............................................91
        12.6.  Agent Individually............................................91
        12.7.  Successor Agents..............................................92
        12.8.  Relations Among the Lenders...................................92

ARTICLE XIII
        YIELD PROTECTION
        13.1.  Taxes.........................................................93
        13.2.  Increased Capital.............................................96
        13.3.  Changes; Legal Restrictions...................................97
        13.4.  Replacement of Certain Lenders................................98
        13.5.  Mitigation....................................................98

ARTICLE XIV
        MISCELLANEOUS
        14.1.  Assignments and Participations................................99
        14.2.  Expenses.....................................................102
        14.3.  Indemnity....................................................103
        14.4.  Change in Accounting Principles..............................104
        14.5.  Intentionally Omitted........................................104
        14.6.  Ratable Sharing..............................................104
        14.7.  Amendments and Waivers.......................................105
        14.8.  Notices......................................................107
        14.9.  Survival of Warranties and Agreements........................108
        14.10. Failure or Indulgence Not Waiver; Remedies Cumulative........108
        14.11. Payments Set Aside...........................................108
        14.12. Severability.................................................109
        14.13. Headings.....................................................109
        14.14. Governing Law................................................109
        14.15. Limitation of Liability......................................109
        14.16. Successors and Assigns.......................................109
        14.17. Certain Consents and Waivers of the Borrower.................110
        14.18. Counterparts; Effectiveness; Inconsistencies.................111
        14.19. Limitation on Agreements.....................................111
        14.20. Disclaimers..................................................111
        14.21. Entire Agreement.............................................112
        14.22. Confidentiality..............................................112